Exhibit 99.2

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

PRESENTATION TECHNOLOGIES, LLC

a Delaware limited liability company

[       ], 2017

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT
OF PRESENTATION TECHNOLOGIES, LLC
a Delaware limited liability company

i

5.3	Return of Contributions	7
5.4	Capital Account	7
5.5	Advances by Members	8
5.6	Modifications	8

ARTICLE 6 DISTRIBUTIONS AND ALLOCATIONS		8
6.1	Distributions	8
6.2	Allocations of Profits and Losses	9
6.3	Income Tax Allocations	12
6.4	Other Allocation Rules	12

ARTICLE 7 TRANSFER OF UNITS; PREEMPTIVE RIGHTS		12
7.1	Restrictions On Dispositions	12
7.2	Permitted Dispositions	13
7.3	Right of First Refusal on Series A Units	14
7.4	Drag-Along Rights	16
7.5	Tag-Along Rights	18
7.6	Substituted Members and Additional Members	20
7.7	Grant of Preemptive Rights	20
7.8	Preemptive Right Procedures	21
7.9	Specific Performance	22
7.10	Termination Following Qualified Public Offering	22
7.11	Put Right of PT Intermediate; Call Right of PT Holdco	22
7.12	Redemption Right Upon Death of Kevin Jost.	26

ARTICLE 8 MANAGEMENT		27
8.1	Management Under Direction of the Board	27
8.2	Board of Managers	27
8.3	Officers	30
8.4	Members	30
8.5	[Reserved]	30
8.6	Acknowledgement Regarding Outside Businesses and Opportunities	30
8.7	Acknowledgement and Release Relating to Matters Requiring Member Approval	31
8.8	Amendment, Modification or Repeal	32

ARTICLE 9 LIMITATION OF LIABILITY AND INDEMNIFICATION		32
9.1	Limitation of Liability and Indemnification of the Covered Persons	32
9.2	Advance of Expenses	34
9.3	Procedure for Indemnification	34
9.4	Contract Right; Non-Exclusivity; Survival	35
9.5	Insurance	35
9.6	Interpretation; Severability	35

ii

ARTICLE 10 CERTAIN AGREEMENTS OF THE COMPANY AND MEMBERS		35
10.1	Maintenance of Books	35
10.2	Financial Reports and Access to Information	36
10.3	Annual Budget	36
10.4	Accounts	36
10.5	Information	36

ARTICLE 11 TAXES		37
11.1	Tax Returns	37
11.2	Tax Partnership	37
11.3	Tax Elections	37
11.4	Tax Matters Member	38

ARTICLE 12 DISSOLUTION, WINDING-UP AND TERMINATION		40
12.1	Dissolution	40
12.2	Winding-Up and Termination	40
12.3	Deficit Capital Accounts	41
12.4	Certificate of Dissolution	41

ARTICLE 13 GENERAL PROVISIONS		41
13.1	Offset	41
13.2	Notices	41
13.3	Entire Agreement; Supersedure	42
13.4	Effect of Waiver or Consent	42
13.5	Amendment or Restatement	43
13.6	Binding Effect	43
13.7	Governing Law; Severability; Limitation of Liability	43
13.8	Further Assurances	44
13.9	Counterparts	44

EXHIBITS:
A	Defined Terms
B	Certificate of Formation
C	Spousal Agreement
D	Addendum Agreement

SCHEDULES:
I	Series A Unitholders
II	Initial Board of Managers and Board Observer

iii

THE UNITS REPRESENTED BY THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES ACTS IN RELIANCE UPON EXEMPTIONS UNDER THOSE ACTS.  THE SALE OR OTHER DISPOSITION OF THE UNITS IS PROHIBITED UNLESS SUCH SALE OR DISPOSITION IS MADE IN COMPLIANCE WITH ALL SUCH APPLICABLE ACTS.  ADDITIONAL RESTRICTIONS ON TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION AND OTHER DISPOSITION OF THE UNITS ARE SET FORTH IN THIS AGREEMENT.

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT
OF
PRESENTATION TECHNOLOGIES, LLC
a Delaware limited liability company

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Presentation Technologies, LLC, a Delaware limited liability company (the “Company”), dated as of [      ], 2017 (the “Effective Date”), is adopted, executed and agreed to, for good and valuable consideration, by the Members (as defined below).

RECITALS

WHEREAS, the Company was formed as a Delaware limited liability company on [         ], 2017 (the “Formation Date”), as a result of the conversion of Presentation Technologies, Inc. into the Company pursuant to a Certificate of Conversion filed with the Delaware Secretary of State.  Presentation Technologies Holdings, Inc., a Delaware corporation (“PT Holdings”), was admitted to the Company as the initial Member (the “Original Member”), effective as of the Formation Date;

WHEREAS, the Original Member entered into the Limited Liability Company Operating Agreement of the Company dated effective as of [         ], 2017 (the “Original Agreement”);

WHEREAS, the Original Member transferred 100% of its membership interests in the Company to PT Intermediate, LLC, a Delaware limited liability company (“PT Intermediate”) on [     ], 2017 such that PT Intermediate became the sole member of the Company;

WHEREAS, PT Holdco acquired a membership interest in the Company from PT Intermediate pursuant to the Unit Purchase Agreement (as defined below and as described in Section 3.2) such that PT Holdco became a member of the Company as of [     ], 2017; and

WHEREAS, the undersigned members of the Company desire to amend and restate the Original Agreement pursuant to this Agreement.

NOW THEREFORE, BE IT RESOLVED, that the Original Agreement is hereby restated and superseded in its entirety by this Agreement; and further

RESOLVED, for good and valuable consideration, the parties to this Agreement hereby agree as follows:

ARTICLE 1
DEFINITIONS AND CONSTRUCTION

1.1                               Definitions.  Capitalized terms used in this Agreement (including the Exhibits and Schedules hereto) but not defined in the body hereof are defined in Exhibit A.

1.2                               Construction.  Unless the context requires otherwise:  (a) pronouns in the masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa; (b) the term “including” shall be construed to be expansive rather than limiting in nature and to mean “including, without limitation;” (c) the term “days” shall mean calendar days except where otherwise noted; (d) references to Articles and Sections refer to Articles and Sections of this Agreement; (e) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules attached hereto, and not to any particular subdivision unless expressly so limited; and (f) references to Exhibits and Schedules are to the items identified separately in writing by the parties hereto as the described Exhibits or Schedules attached to this Agreement, each of which is hereby incorporated herein and made a part hereof for all purposes as if set forth in full herein.

ARTICLE 2
ORGANIZATION

2.1                               Formation.  The Company was organized as a Delaware limited liability company under and pursuant to the DLLCA by the filing of the Certificate of Formation attached hereto as Exhibit B.

2.2                               Name.  The name of the Company is “PRESENTATION TECHNOLOGIES, LLC” and all Company business must be conducted in that name or such other name or names that comply with Law and as the Board may select.  The Board shall give prompt notice to all Members of any change in the name of the Company.

2.3                               Registered Office; Registered Agent; Principal Office; Other Offices.  The registered office of the Company required by the DLLCA to be maintained in Delaware shall be the office of the initial registered agent named in the initial report filed with the state or such other office (which need not be a place of business of the Company) as the Board may designate in the manner provided by Law.  The registered agent of the Company in Delaware shall be the initial registered agent named in the initial report filed with the state or such other Person or Persons as the Board may designate in the manner provided by Law.  The principal office of the Company shall be at such place as the Board may designate.  The Company may have such other offices as the Board may designate.

2.4                               Purposes.  The purposes of the Company are to, directly or through direct or indirect Subsidiaries, (a) engage in the business of providing products and services related to audio/visual communications solutions, event design, media production, theme creation, scenic design, show and event services, equipment rental and/or audio/visual technology consulting (the “Business”), (b) engage in any other business or activity that now or in the future may be incidental, related to, necessary, proper, or advisable to accomplish the foregoing purpose and that is not forbidden by the Law of the jurisdiction in which the Company engages in that business or activity and (c) to carry on any lawful business or activity as permitted by the Law of the jurisdiction in which the Company engages in that business or activity.

2.5                               Foreign Qualification.  Prior to or promptly after the Company begins conducting business in any jurisdiction other than Delaware, the Board shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Board, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction if such qualification is required.  At the request of the Board, each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate (as applicable) the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business; provided, that no Member shall be required to file any general consent to service of process or to qualify as a foreign corporation, limited liability company, partnership or other entity in any jurisdiction in which it is not already so qualified.

2.6                               Term.  The Company commenced upon the filing of the Certificate of Formation with the Delaware Secretary of State and shall have a perpetual existence, unless and until it is dissolved and terminated in accordance with Article 12.

2.7                               No State Law Partnership.  The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purposes other than federal and state tax purposes, and this Agreement may not be construed to suggest otherwise.

2.8                               Title to Company Assets.  Title to the Company’s assets, whether real, personal or mixed and whether tangible or intangible, shall be held in the name of the Company as an entity and shall not be held by any nominee.

ARTICLE 3
MEMBERSHIP INTERESTS; UNITS; MEMBERS

3.1                               Membership Interests.

(a)                                 The Membership Interests shall initially consist of one series of units referred to as “Series A Units”. The Company is authorized to issue up to 1,000,000 Series A Units.  All issuances of Membership Interests by the Company shall be reflected by the issuance of units.

(b)                                 The Series A Units shall be voting units and shall have the voting rights set forth in this Agreement but shall not have management participation rights.

(c)                                  Units shall constitute “securities” governed by Article 8 of the applicable version of the Uniform Commercial Code, as amended from time to time after the date hereof.

(d)                                 Units that have been redeemed by or forfeited to the Company may be reissued subject to the requisite approvals and other terms and conditions of this Agreement.

3.2                               Issuance of Series A Units to PT Intermediate; Sale of Series A Units by PT Intermediate to PT Holdco.  Prior to the Effective Date, PT Intermediate made capital contributions to and was the 100% owner of the Company (represented by the ownership of 1,000,000 Series A Units).  On the Effective Date, PT Intermediate sold 850,000 Series A Units to PT Holdco pursuant to the Unit Purchase Agreement by and among PT Intermediate, PT Holdco, PT Holdings, Monroe Jost, Kevin Jost, Todd Jost and Presentation Technologies, Inc. (the “Unit Purchase Agreement”), and as a result PT Intermediate’s ownership interest in the Company is represented by 150,000 Series A Units and PT Holdco’s ownership in the Company is represented by 850,000 Series A Units, each as reflected on Schedule I.  On the

Effective Date, Kevin Jost and Monroe Jost are the two-third and one-third economic and beneficial owners, respectively, of PT Intermediate.

3.3                               Members.  Each of the Persons listed on Schedule I is hereby admitted to the Company as a Member (each, an “Initial Member”).  A Member will cease to be a Member only in the manner described in Section 7.6 and Article 12.  The Officers shall amend and revise Schedule I from time to time to properly reflect any changes to the information set forth therein, including to reflect the admission or withdrawal of Members.  Any amendment or revision to Schedule I to the Company’s records to reflect information regarding Members shall not be deemed to be an amendment to this Agreement.

3.4                               No Other Persons Deemed Members.  Unless admitted to the Company as a Member as provided in this Agreement, no Person shall be, or shall be considered, a Member.  The Company may elect to deal only with Persons so admitted as Members (including their duly authorized representatives).  Any distribution by the Company to the Person shown on the Company’s records as a Member or to its legal representatives shall relieve the Company of all liability to any other Person who may have an interest in such distribution by reason of any Disposition by the Member or for any other reason.

3.5                               No Resignation.  A Member may not take any action to Resign as a Member voluntarily, and a Member may not be removed involuntarily, prior to the dissolution and winding up of the Company, other than as a result of a permitted Disposition of all of such Member’s Units in accordance with Article 7 and each of the transferees of such Units being admitted as a Substituted Member.

3.6                               Admission of Additional Members and Substituted Members and Creation of Additional Units.

(a)                                 Authority.  Subject to the limitations set forth in this Article 3 and in Article 7, the Company may admit Additional Members and Substituted Members to the Company, issue additional Units or create and issue such additional classes or series of Units (or securities convertible into or exercisable or exchangeable for a Unit), having such designations, preferences and relative, participating or other special rights, powers and duties as the Board shall determine, including:  (i) the right of any such class or series of Units to share in the Company’s distributions; (ii) the allocation to any such class or series of Units of Profits (and all items included in the computation thereof) or Losses (and all items included in the computation thereof); (iii) the rights of any such class or series of Units upon dissolution or liquidation of the Company; and (iv) the right of any such class or series of Units to vote on matters relating to the Company and this Agreement (any of the foregoing, “Additional Securities”).  Upon the issuance pursuant to and in accordance with this Article 3 of any Additional Securities, the Board may, subject to Section 13.5, amend any provision of this Agreement to reflect the admission of any Additional Member to the Company or the authorization and issuance of any Additional Securities, including the related rights and preferences thereof.  The Board may authorize any Person to execute, acknowledge, deliver, file and record, if required, such documents to the extent necessary or desirable to reflect the admission of any Additional Member to the Company or the authorization and issuance of any Additional Securities, and the related rights and preferences thereof.

(b)                                 Conditions.  No Additional Member or Substituted Member shall be admitted to the Company unless and until all the conditions of Article 7 are satisfied, and such prospective Additional Member or Substituted Member executes and delivers to the Company the documentation contemplated by Section 7.6.

3.7                               No Liability of Members.  Except as otherwise provided under the DLLCA, the debts, liabilities, contracts and other obligations of the Company (whether arising in contract, tort or otherwise) shall be solely the debts, liabilities, contracts and other obligations of the Company, and no Member shall be liable personally (a) for any debts, liabilities, contracts or any other obligations of the Company, except to the extent and under the circumstances set forth in the DLLCA or in any separate written instrument signed by the applicable Member, or (b) for any debts, liabilities, contracts or other obligations of any other Member.    No Member shall have any responsibility, during the term of the Company or upon dissolution or liquidation thereof, to restore any negative balance in its Capital Account or to contribute to or in respect of the liabilities or obligations of the Company or to return distributions made by the Company, expect as expressly provided herein or required by the DLLCA.  However, if any court of competent jurisdiction orders, holds or determines that, notwithstanding the provisions of this Agreement, any Member is obligated to restore any such negative balance, make any such contribution or make any such return, such obligation shall be the obligation of such Member and not of any other Person.

3.8                               Spouses of Members.  Spouses of the Members that are natural persons do not become Members (and are not Members) as a result of such marital relationship or as a result of any community property interest in any Units.  Each spouse of a Member (including the Initial Members) shall be required to execute a Spousal Agreement in the form of Exhibit C to evidence his or her agreement and consent to be bound by the terms and conditions of this Agreement as to his or her interest, whether as community property or otherwise, if any, in the Units owned by such Member.

3.9                               Certificates Representing Units.

(a)                                 The Board shall issue certificates to Members representing the Units held by such Member.

(b)                                 In addition to any other legend required by applicable Law, all certificates representing issued and outstanding Units shall bear a legend substantially in the following form:

THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT AMONG THE COMPANY AND ITS MEMBERS, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE UNITS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT.

THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE

UNDER SUCH ACT AND LAWS, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1                               Representations and Warranties of Members.  Each Member severally, but not jointly, represents and warrants as of the Effective Date to the Company and the other Members that:

(a)                                 Authority.  Each such Member that is a corporation or a limited liability company or a partnership is an entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and the execution, delivery, and performance by such Member of this Agreement have been duly authorized by all necessary corporate, limited liability company or partnership action, as applicable.  Each such Member that is an individual is an individual with full legal capacity under the laws of his jurisdiction of domicile and has the capacity to execute, deliver, and perform this Agreement, and this Agreement has been duly executed and delivered by such Member.

(b)                                 Binding Obligations.  This Agreement has been duly and validly executed and delivered by such Member and constitutes the binding obligation of such Member enforceable against such Member in accordance with its respective terms, subject to Creditors’ Rights.

(c)                                  No Conflict.  As of the Execution Date, the execution, delivery and performance by such Member of this Agreement will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of Law to which such Member is subject, (ii) violate any order, judgment or decree applicable to such Member, or (iii) conflict with, or result in a breach or default under, any term or condition of its certificate of incorporation or by-laws, certificate of limited partnership or partnership agreement, certificate of formation or limited liability company agreement, as applicable, in each case, except where such violation, conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on such Member’s ability to satisfy its obligations hereunder.

(d)                                 Purchase Entirely For Own Account.  The Units to be acquired by such Member will be acquired for investment for such Member’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof; such Member has no present intention of selling, granting any participation in, or otherwise distributing the same; and such Member does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Units.

(e)                                  No Registration.  Such Member understands that the Units, at the time of issuance, will not be registered under the Securities Act on the ground that the issuance of Units hereunder is exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof.

(f)                                   Investment Experience.  Such Member confirms that such Member has such knowledge and experience in financial and business matters that such Member is capable of evaluating the merits and risks of an investment in the Units and of making an informed investment decision and understands that (i) this investment is suitable only for an investor which is able to bear the economic consequences of losing its entire investment, (ii) the acquisition of Units hereunder is a speculative investment which involves a high degree of risk of loss of the entire investment, and (iii) there are substantial restrictions on the transferability of, and there will be no public market for, the Units, and, accordingly, it may not be possible for such Member to liquidate such Member’s investment in case of emergency.

(g)                                  Accredited Investor.  Such Member is an Accredited Investor.

(h)                                 Restricted Securities.  Such Member understands that the Units may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of either an effective registration statement covering such Units or an available exemption from registration under the Securities Act, the Units must be held indefinitely.  In particular, such Member is aware that the Units may not be sold pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) unless all of the conditions of that Rule are met.  Among the conditions for use of Rule 144 may be availability of current information to the public about the Company.  Such information is not now available and the Company has no present plans to make such information available.

(i)                                     Non-Reliance.  No promise, agreement, statement or representation that is not expressly set forth in this Agreement or in any other agreement by and among any of the Company, the Members or their respective Affiliates has been made to such Member by any other Member or any other Member’s Affiliates, counsel, agent, or any other interested Person with respect to the terms set forth in this Agreement, and such Member is not relying upon any such promise, agreement, statement, or representation of any other Member or any other Member’s Affiliates, counsel, agent, or any other interested Person.  Such Member is relying upon its own judgment and due diligence and has been represented by legal counsel in this matter.

ARTICLE 5
CAPITAL CONTRIBUTIONS

5.1                               Initial Contributions.  On the Effective Date, each of PT Intermediate and PT Holdco is treated as making a Capital Contribution equal to the amounts set forth on Schedule I.

5.2                               Additional Commitments.  No Member will have any obligation to make any additional Capital Contribution to the Company.  Any future Capital Contributions made by any Member shall only be made with the consent of the Board and in connection with an issuance of Units made in compliance with Sections 7.7 and 7.8.

5.3                               Return of Contributions.  Unless otherwise specifically stated herein, a Member is not entitled to the return of any part of its Capital Contributions,  to be paid interest in respect of either its Capital Account or its Capital Contributions or to withdraw any part of its Capital Account or to receive any distribution from the Company, except as otherwise provided in this Agreement.  An unrepaid Capital Contribution is not a liability of the Company or of any Member.  A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member’s Capital Contributions.

5.4                               Capital Account.  A Capital Account shall be established and maintained by the Company for each Member.  Thereafter, each Member’s Capital Account (a) shall be increased by (i) the amount of money contributed by such Member to the Company, (ii) the Book Value of property contributed by such Member to the Company (net of liabilities secured by the contributed property that the Company is considered to assume or take subject to under Code Section 752) (iii) allocations to such

Member of Profits and any other items of income or gain allocated to such Member and (iv) the amount of liabilities of the Company that are assumed by such Member (but not in duplication of liabilities assumed or covered by clause (b)(ii) below), and (b) shall be decreased by (i) the amount of money distributed to such Member by the Company, (ii) the Book Value of property distributed to such Member by the Company (net of liabilities secured by the distributed property that such Member is considered to assume or take subject to under Code Section 752), (iii) allocations to such Member of Losses and any other items of loss or deduction allocated to such Member and (iv) the amount of liabilities of such Member assumed by the Company (but not in duplication of liabilities assumed or covered by clause (a)(ii) above).  On the transfer of all or part of a Member’s Units, the Capital Account of the transferor that is attributable to the transferred Units shall carry over to the transferee Member in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(l).  A Member that has more than one class of Units shall have a single Capital Account that reflects all such Units; provided, however, that the Capital Accounts shall be maintained in such manner as will facilitate a determination of the portion of each Capital Account attributable to each series of Units.

5.5                               Advances by Members.  If the Company does not have sufficient cash to pay its obligations, then with the approval of the Board, any or all of the Members may (but will have no obligation to) advance all or part of the needed funds to or on behalf of the Company, which advances (a) will constitute a loan from such Member to the Company, (b) will bear interest at competitive commercial rates and be subject to such other terms and conditions as agreed between such Member and the Company and (c) will not be deemed to be a Capital Contribution by such Member to the Company.

5.6                               Modifications.  The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations. If the Board determines that it is prudent to modify the manner in which the Capital Accounts, or any increases or decreases to the Capital Accounts, are computed in order to comply with such Treasury Regulations, the Board may authorize such modifications.

ARTICLE 6
DISTRIBUTIONS AND ALLOCATIONS

6.1                               Distributions.

(a)                                 Each distribution made by the Company, regardless of the source or character of the assets to be distributed, shall be made in accordance with this Article 6 and applicable Law.

(b)                                 Prior to making distributions pursuant to Section 6.1(c) (other than by reference to Section 6.1(c) in Section 12.2), on each Tax Distribution Date, the Board shall distribute to each Member in cash an amount equal to such Member’s Assumed Tax Liability, if any. “Tax Distribution Date” means any date that is five business days prior to the date on which estimated U.S. federal income tax payments are required to be made by calendar year individual taxpayers and each due date for the U.S. federal income tax return of an individual calendar year taxpayer (without regard to extensions).  “Assumed Tax Liability” of any Member means an amount equal to (a) the cumulative amount of federal, state and local income taxes (including any applicable estimated taxes) that would be due from such Member with respect to the estimated tax payment period or year previously ended as of such Tax Distribution Date, assuming such Member (i) was an individual subject to tax at the highest marginal tax rate for an individual resident in Dallas, Texas, or such other jurisdiction as may be determined by the Board, and (ii) earned solely the items of income, gain, deduction, loss, and/or credit allocated to such Member pursuant to Section 6.3 and after taking proper account of loss carryforwards available to individual taxpayers resulting from losses allocated to the Members by the Company, reduced by (b) all previous distributions made pursuant to this Section 6.1(b); provided, however, that allocation of items of income or gain to PT Intermediate pursuant to Section 6.3(b) shall not be taken into account for the purposes of this Section 6.1(b).  All distributions to any Member pursuant to this Section 6.1(b) shall reduce distributions required to be made to such Member pursuant to Section 6.1(c), so that the cumulative amount distributable to each of the Members pursuant to this Agreement will be, as nearly as possible, the same as if no distributions had been made pursuant to this Section 6.1(b).

(c)                                  The Board shall have sole discretion to determine the timing of any other distribution and the aggregate amounts of Available Cash for such distribution.  Each distribution made by the Company, regardless of the source or character of the assets to be distributed, shall be made and distributed to the holders of Series A Units pro rata based on their respective Series A Percentage Interests.

(d)                                 All distributions made under this Section 6.1 shall be made to the holders of record of the applicable Units on the record date established by the Board or, in the absence of any such record date, to the holders of the applicable Units on the date of the distribution.

(e)                                  The Company is authorized to withhold from distributions, or with respect to allocations, to the holders of Units and to pay over to any federal, state, local or foreign government any amounts required to be so withheld pursuant to the Code or any provisions of any applicable Law.  For all purposes under this Agreement, any amount so withheld shall be treated as actually distributed to the holder with respect to which such amount was withheld.

6.2                               Allocations of Profits and Losses.

(a)                                 General Profit and Loss Allocations.  Subject to Sections 6.2(b), (c),  (d) and (e) below, Profits and Losses, if any, for each Fiscal Year or other period shall be allocated among the Members, solely for federal and state income tax purposes, in a manner such that if the Company were dissolved on the last day of such period, its affairs wound up, its assets sold at a value equal to their Book Value, the sale proceeds distributed to the Members in accordance with their respective Capital Account balances immediately after making such allocations (including the allocations set forth in Section 6.2(b)) and after taking into account distributions and contributions made during such period, such allocations would cause, as nearly as possible, each Member’s Capital Account to equal the distributions that would be made to such Members pursuant to Section 12.2(c)(iii) minus such Member’s share of Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets.  To the extent necessary to produce results described in this Section 6.2, items of income and gain may be allocated separately from items of loss, deduction and credit.

(b)                                 Special Allocations.  Notwithstanding any other provisions of this Section 6.2, the following special allocations shall be made for each taxable period:

(i)                               Notwithstanding any other provision of this Section 6.2, if there is a net decrease in Minimum Gain during any taxable period, each Member shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), (g)(2) and (j)(2)(i).  For purposes of this Section 6.2(b), each Member’s Capital Account shall be determined and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.2 with respect to such taxable period.  This Section 6.2(b)(i) is intended to comply with the Membership minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii)                                  Notwithstanding the other provisions of this Section 6.2 (other than (i) above), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any taxable period, any Member with a share of Member Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Section 1.704-2(i)(4) and (j)(2)(ii).  For purposes of this Section 6.2(b) each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.2, other than Section 6.2(b)(i) above, with respect to such taxable period.  This Section 6.2(b)(ii) is intended to comply with the Member nonrecourse debt minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii)                               Except as provided in Sections 6.2(b)(i) and 6.2(b)(ii) above, in the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by such Treasury Regulation, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible provided that an allocation pursuant to this Section 6.2(c)(iii) shall be made only if and to the extent that the Member would have a deficit balance in its Adjusted Capital Account after all other allocations provided for in this Article 6 have been tentatively made as if this Section 6.2(c)(iii) were not in the Agreement.

(iv)                              In the event any Member has a deficit balance in its Adjusted Capital Account at the end of any taxable period, such Member shall be specially allocated items of Company gross income and gain in the amount of such excess as quickly as possible; provided, however, that an allocation pursuant to this Section 6.2(b)(iv) shall be made only if and to the extent that such Member would have a deficit balance in its Adjusted Capital Account after all other allocations provided in this Section 6.2(b) have been tentatively made as if Section 6.2(b)(iii) and this Section 6.2(b)(iv) were not in this Agreement.

(v)                                 Nonrecourse Deductions for any taxable period shall be allocated to the Series A Units pro rata based on their respective Series A Percentage Interests.

(vi)                              Member Nonrecourse Deductions for any taxable period shall be allocated 100% to the Member that bears the Economic Risk of Loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i).  If more than one Member bears the Economic Risk of Loss with respect to a Member Nonrecourse Debt, Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such Economic Risk of Loss.

(vii)                           To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to sections 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such provisions.

(viii)                        If the amount of Losses for any taxable period that would otherwise be allocated to a Member under Section 6.2(a) would cause or increase a deficit balance in the Adjusted Capital Account of such Member as of the last day of such taxable period, then a proportionate part of such Losses, equal to such excess shall be allocated to the other Members, and the remainder of such Losses, if any, shall be allocated to such Member.

(c)                                  Curative Allocation.  The allocations set forth in Section 6.2(b) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 6.2(c). Therefore, notwithstanding any other provision of this Article 6 (other than the Regulatory Allocations), but subject to the Code and the Treasury Regulations, the Board shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement. In exercising its discretion under this Section 6.2(c), the Board shall take into account future Regulatory Allocations that, although not yet made, are likely to offset other Regulatory Allocations previously made.

(d)                                 Notwithstanding any other provisions of this Section 6.2 (other than the Regulatory Allocations), in the year in which a Liquidation Event occurs and all subsequent years (and for any prior years with respect to which the due date (without regard to extensions) for the filing of the Company’s federal income tax return has not passed as of the date of the Liquidation Event), all items of income, gain, loss and deduction of the Company, including gross items, shall be allocated among the Members in a manner reasonably determined by the Board as shall cause to the nearest extent possible the Capital Account of each Member to equal the amount to be distributed to such Member pursuant to Section 12.2(c)

(e)                                  Notwithstanding the foregoing provisions of this Section 6.2, the Board may cause the Company to allocate Profits and Losses among the Members in a manner different from that set forth above to the extent the Board determines that doing so is consistent with (i) the Members’ interests in the Company as set forth in this Agreement and (ii) the requirements of Treasury Regulation 1.704-2; provided, nothing in this Section 6.2(e) shall impact the distribution provisions set forth in Section 6.1(c), provided, further, that no such allocation will be made without the prior consent of each Member that would be adversely and disproportionately affected thereby; and provided, further, that no such allocation shall have any material effect on the amounts distributable to any Member, including the amounts to be distributed upon the complete liquidation of the Company.

6.3                               Income Tax Allocations.

(a)                                 Except as provided in this Section 6.3, each item of income, gain, loss and deduction of the Company for federal income tax purposes shall be allocated among the Members in the same manner as such items are allocated for book purposes under Section 6.2.

(b)                                 The Members recognize that there may be a difference between the Book Value of a Company asset and the asset’s adjusted tax basis at the time of the property’s contribution or revaluation pursuant to this Agreement.  In such a case, all items of tax depreciation, cost recovery, amortization, and gain or loss with respect to such asset shall be allocated among the Members to take into account the disparities between the Book Values and the adjusted tax basis with respect to such properties in accordance with the provisions of Sections 704(b) and 704(c) of the Code and the Treasury Regulations under those sections.  The Board shall make any elections or other decisions relating to such allocations.

(c)                                  All items of income, gain, loss, deduction and credit allocated to the Members in accordance with the provisions hereof and basis allocations recognized by the Company for federal income tax purposes shall be determined without regard to any election under Section 754 of the Code which may be made by the Company; provided, however, such allocations, once made, shall be adjusted as necessary or appropriate to take into account the adjustments permitted by Sections 734 and 743 of the Code.

(d)                                 If any deductions for depreciation, cost recovery or depletion are recaptured as ordinary income upon the sale or other disposition of Company properties, the ordinary income character of the gain from such sale or disposition shall be allocated among the Members in the same ratio as the deductions giving rise to such ordinary income character were allocated.

6.4                               Other Allocation Rules.  All items of income, gain, loss, deduction and credit allocable to Units that may have been transferred shall be allocated between the transferor and the transferee based on the portion of the calendar year during which each was recognized as the owner of such Units, without regard to the results of Company operations during any particular portion of that calendar year and without regard to whether cash distributions were made to the transferor or the transferee during that calendar year; provided, however, that this allocation must be made in accordance with a method permissible under Code Section 706 and the regulations thereunder.  If any Units are Disposed of or redeemed in compliance with the provisions of this Agreement, all distributions with respect to which the record date is before the date of such Disposition or redemption shall be made to the Disposing Member, and all distributions with respect to which the record date is after the date of such Disposition, in the case of a Disposition other than a redemption, shall be made to the transferee.

ARTICLE 7
TRANSFER OF UNITS; PREEMPTIVE RIGHTS

7.1                               Restrictions On Dispositions.

(a)                                 Disposition of Units otherwise permitted or required by this Agreement may only be made in compliance with federal and state securities laws, including the Securities Act and the rules and regulations thereunder, and the DLLCA.

(b)                                 For so long as the Company is a partnership for U.S. federal income tax purposes, in no event may any Disposition of any Units by any Member be made if such Disposition is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code or if such Disposition would otherwise result in the Company being treated as a “publicly traded partnership,” as such term is defined in Section 7704(b) of the Code and the regulations promulgated thereunder, or if such Disposition would otherwise result in the Company losing its status as a partnership for U.S. federal income tax purposes.

(c)                                  For as long as the Company is a partnership for U.S. federal income tax purposes, the Company shall monitor Dispositions of Units in the Company to determine (i) if such Units are being traded on an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code, and (ii) whether additional Dispositions of Units would result in the Company being unable to qualify for at least one of the “safe harbors” set forth in Treasury Regulations Section 1.7704-1 (or such other guidance subsequently published by the Internal Revenue Service setting forth safe harbors under which Units will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code) (the “Safe Harbors”).  The Officers shall take all steps as instructed by the Board to prevent any trading of Units or any recognition by the Company of Dispositions made on such markets and, except as otherwise provided herein, to ensure that at least one of the Safe Harbors is met.

(d)                                 Dispositions of Units may only be made in strict compliance with all applicable terms of this Agreement, and any purported Disposition of Units that does not so comply with all applicable provisions of this Agreement shall be null and void and of no force or effect, and the Company shall not recognize or be bound by any such purported Disposition and shall not effect any such purported Disposition on the transfer books of the Company or Capital Accounts of the Members.  The Members agree that the restrictions contained in this Article 7 are fair and reasonable and in the best interests of the Company and the Members.

7.2                               Permitted Dispositions.

(a)                                 Following approval by the Board, any holder of any Series A Units may Dispose of such Series A Units to any Person, subject to the provisions of Sections 7.1, 7.3, 7.5 and 7.6; provided, that PT Intermediate may not make any Disposition of Series A Units during the pendency of an Ashford Indemnification Claim.

(b)                                 Notwithstanding the provisions of Section 7.2(a), a Member may not make a Disposition of Units to a Permitted Transferee if such Disposition has as a purpose for the avoidance of or is otherwise undertaken in contemplation of avoiding the restrictions on Dispositions in this Agreement (it being understood that the purpose of this Section 7.2(b) is to prohibit the Disposition of Units to a Permitted Transferee followed by a change in the relationship between the transferor and the Permitted Transferee (or a change of control of such transferor or Permitted Transferee) after the Disposition with the result and effect that the transferor has indirectly made a Disposition of Units by using a Permitted Transferee, which Disposition would not have been directly permitted under this Section 7.2 had such change in such relationship occurred prior to such Disposition).

(c)                                  PT Holdco’s prior written consent shall be required prior to (i) the issuance by PT Intermediate or PT Holdings of any membership interests, units, capital stock or other ownership interests of PT Intermediate or PT Holdings, respectively (collectively, “Parent Equity Interests”) and

(ii) the Disposition of any outstanding Parent Equity Interests by any holder of Parent Equity Interests.  PT Intermediate covenants and agrees that it shall revise its operating agreement, and shall cause PT Holdings to revise its bylaws to reflect the provisions of this Section 7.2(c).

7.3                               Right of First Refusal on Series A Units.

(a)                                 If any holder of Series A Units (each, an “Offeror”) proposes to Dispose of all or any portion of such Offeror’s Series A Units in a bona fide Disposition to one or more Third Parties (other than to a Permitted Transferee or pursuant to the Redemption Right set forth in Section 7.12) pursuant to an offer from such Third Party or Parties (a “Third Party Offer”) and such Offeror is permitted to effect such proposed Disposition pursuant to Section 7.1, then such Offeror shall deliver written notice of such Third Party Offer (the “Notice of Right of First Refusal”) to the Company no less than 30 days prior to the date of the proposed Disposition.  The date that the Notice of Right of First Refusal is received by the Company shall constitute the “First Refusal Notice Date.”  Within five days after receipt of the Notice of Right of First Refusal by the Company, the Company shall send a copy of the Notice of Right of First Refusal along with a letter indicating the First Refusal Notice Date to the Members holding Series A Units (each, an “Offeree”).  The Notice of Right of First Refusal shall set forth the name of the Third Party (including information about the identity of the Third Party), the number of Series A Units, as applicable, proposed by the Offeror to be Disposed of (the “Offered Units”), the price per Unit for the Offered Units (the “Offer Price”), all details of the payment terms, all other terms and conditions of the proposed Disposition and the name and address of each other Offeree.  A Third Party Offer may not contain provisions related to any property of the Offeror other than the Series A Units held by such Offeror, and the Offer Price shall be expressed only in terms of cash (in U.S. dollars).  Any proposed Disposition of Series A Units not satisfying the terms of this Section 7.3 may not be made unless otherwise expressly permitted pursuant to the provisions of this Article 7.

(b)                                 Each Offeree shall have the right to purchase up to that number of the Offered Units equal to the product of (i) the number of Offered Units and (ii) a fraction (the “Proportionate Share”), the numerator of which shall be the number of Series A Units, as applicable, of such Offeree and the denominator of which shall be all of the Series A Units held by all Offerees other than any Series A Units held by the Offeror.  Within 20 days after the First Refusal Notice Date, each Offeree may deliver a written irrevocable notice to the Offeror, the Secretary of the Company and each other Offeree of its election to purchase such Offered Units (each Offeree who so elects to purchase, a “Purchasing Member”).  To the extent any such Purchasing Member does not elect to purchase its full Proportionate Share of such Offered Units or fails to deliver a notice within the applicable period, each Purchasing Member that has elected to purchase its full Proportionate Share shall be entitled, by delivering written notice to the Offeror and the Secretary of the Company within five days following the end of such 20 day period (such fifth day, the “Offer Expiration Date”), to purchase up to all of the remaining Offered Units.  If there is an oversubscription, the oversubscribed amount shall be allocated among the Purchasing Members fully exercising their rights to purchase such remaining Offered Units pro rata based on the number of Series A Units owned by each fully-electing Purchasing Member.  The delivery of a notice of election under this Section 7.3 shall constitute an irrevocable commitment to purchase such Offered Units.  If the Purchasing Members shall have elected to purchase all but not less than all of the Offered Units, the Company shall thereafter set a reasonable place and time for the closing of the purchase and sale of the Offered Units, which shall be not less than 30 days nor more than 60 days after the First Refusal Notice Date (subject to extension to the extent necessary to pursue any required regulatory approvals) and, at that time, the Purchasing Members shall pay to the Offeror the Offer Price, paid by wiring same day funds upon the instructions of the Offeror against delivery to such Purchasing Members of the Offered Units, as applicable.

(c)                                  Notwithstanding the foregoing, if the Offerees shall not have elected to purchase all of the Offered Units on or prior to the Offer Expiration Date, the Company (with approval of the Board) shall have the irrevocable and exclusive option to purchase all the Offered Units not elected to be purchased by the Offerees.  Within 10 days after the expiration of the Offer Expiration Date (the “Company Offer Expiration Date”), the Company shall deliver a written notice to the Offeror and each other Member of its election to purchase such Offered Units.  Such notice shall constitute an irrevocable commitment to purchase all of the remaining Offered Units.  If the Purchasing Members shall have elected to purchase less than all of the Offered Units and the Company elected to purchase all, but not less than all, of the remaining Offered Units, the Company shall set a reasonable place and time for the closing of the purchase and sale of the Offered Units, which shall be not less than 40 days nor more than 70 days after the First Refusal Notice Date (subject to extension to the extent necessary to pursue any required regulatory approvals) and, at that time, the Purchasing Members and the Company, as applicable, shall pay to the Offeror the Offer Price, paid by wiring same day funds upon the instructions of the Offeror against delivery to such Purchasing Members and the Company, as applicable, of the Offered Units, as applicable.

(d)                                 To the extent that the Offerees shall not have elected to purchase all or part of the Offered Units on or prior to the Offer Expiration and the Company shall have failed to elect to purchase all of the remaining Offered Units within the Company Offer Expiration Date, the Offered Units or any portion thereof may be sold by the Offeror at any time within 90 days after the Company Offer Expiration Date (subject to extension to the extent necessary to pursue any required regulatory approvals), subject to the provisions of Section 7.1 hereof.  Any such sale shall not be at less than the price or upon terms and conditions more favorable, individually or in the aggregate, to the purchaser than those specified in the applicable Third Party Offer. If any such Offered Units are not so transferred within such 90 day period, the Offeror may not sell any of the Offered Units without again complying in full with the provisions of this Section 7.3; provided, however, that all such Dispositions would remain subject to Section 7.5.  For the purposes of clarity, in the event the terms of a Third Party Offer change at any time following the delivery of the Notice of Right of First Refusal to the Company and/or the Offerees, in such a way that the terms and conditions are more favorable, individually or in the aggregate, to the purchaser, then the Offeror shall be required to (i) deliver a new Notice of Right of First Refusal to the Company pursuant to Section 7.3(a) setting forth the revised terms of such Third Party Offer and (ii) restart the required procedure and time periods set forth in Sections 7.3(a), (b), (c) and (d) hereof.

(e)                                  The purchase price and terms and conditions for the purchase of the Offered Units by the Purchasing Member(s) and/or the Company pursuant to this Section 7.3 shall be the price and terms and conditions set forth in the applicable Third Party Offer; provided, that the Offeror shall at a minimum make customary representations and warranties concerning (i) such Offeror’s valid ownership of the Offered Units, free and clear of all liens, claims and encumbrances (excluding those arising under applicable securities laws), (ii) such Offeror’s authority, power and right to enter into and consummate the sale of the Offered Units, (iii) the absence of any violation, default or acceleration of any agreement to which such Offeror is subject or by which its assets are bound as a result of the agreement to sell and the sale of the Offered Units, (iv) the absence of, or compliance with, any governmental or Third Party consents, approvals, filings or notifications required to be obtained or made by such Offeror in connection with the sale of the Offered Units and (v) compliance by such Offeror with applicable laws.  The Offeror also agrees to execute and deliver such instruments and documents and take such actions, including obtaining all applicable approvals and consents and making all applicable notifications and filings, as the Purchasing Members and/or the Company may reasonably request in order to more effectively implement the purchase and sale of the Offered Units hereunder.

7.4                               Drag-Along Rights.

(a)                                 At any time, the holders of at least a majority of the outstanding Series A Units may propose and approve a Drag-Along Transaction (all such holders collectively, the “Selling Member”) and require all other Members (each, a “Non-Selling Member”) to sell all or part of their Units in accordance with this Section 7.4. The Selling Member shall exercise its rights pursuant to this Section 7.4 by delivering a written notice (the “Drag-Along Notice”) to the Company and each other Member no later than 20 days prior to the closing date of such Drag-Along Transaction. The Drag-Along Notice shall make reference to the Selling Member’s rights and obligations hereunder and shall describe the Drag-Along Transaction in reasonable detail, and shall include a copy of (i) a draft of the proposed definitive agreement to be entered into with respect to the Drag-Along Transaction and (ii) a copy of any form of agreement proposed to be executed by the Non-Selling Members in connection therewith. The Selling Member shall have 90 days following the date of the Drag-Along Notice in which to consummate the Drag-Along Transaction, on the terms set forth in the Drag-Along Notice (which such 90 day period may be extended for a reasonable time not to exceed 120 days to the extent reasonably necessary to obtain any regulatory approvals). If at the end of such period the Selling Member has not completed the Drag-Along Transaction, the Selling Member may not then effect a Drag-Along Transaction without again fully complying with the provisions of this Section 7.4.

(b)                                 In connection with any such Drag-Along Transaction, all Members entitled to consent thereto shall consent to and raise no objections against the Drag-Along Transaction, and if the Drag-Along Transaction is structured as (i) a merger, conversion, Unit exchange or consolidation of the Company, or a sale of all or substantially all of the assets of the Company, each Member entitled to vote thereon shall vote in favor of the Drag-Along Transaction and shall waive any appraisal rights or similar rights in connection with such merger, conversion, Unit exchange, consolidation or asset sale, or (ii) a sale of all the Units, each Member shall agree to sell all his or its Units that are designated to be subject to the Drag-Along Transaction, on the terms and conditions of such Drag-Along Transaction (other than as otherwise set forth in this Section 7.4).  The Members shall promptly take all necessary and desirable actions in connection with the consummation of the Drag-Along Transaction, including the execution of such agreements and such instruments and other actions reasonably necessary to (A) provide customary representations, warranties, indemnities, and escrow/holdback arrangements relating to such Drag-Along Transaction (subject to Sections 7.4(c)(iii) and 7.4(c)(v) below), in each case to the extent that each other Member, including the Selling Member, is similarly obligated, and (B) effectuate the allocation and distribution of the aggregate consideration upon the Drag-Along Transaction as set forth in Section 7.4(c) below.  The Members shall be permitted to sell their Units pursuant to any Drag-Along Transaction without complying with Section 7.3 and Section 7.5.

(c)                                  The obligations of the Members pursuant to this Section 7.4 are subject to the satisfaction of the following conditions:

(i)                                     Upon the consummation of the Drag-Along Transaction, each Member shall receive the same proportion of the aggregate consideration from such Drag-Along Transaction that such Member would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in Section 6.1 as in effect immediately prior to such Drag-Along Transaction, and if a Member receives consideration from such Drag-Along Transaction in a manner other than as contemplated by such rights and preferences or in excess of the amount to which such Member is entitled in accordance with such rights and preferences, then such Member shall take such action as is necessary so that such consideration shall be immediately reallocated among and distributed to the Members in accordance with such rights and preferences;

(ii)                                  if any holder of a series of Units is given an option as to the form and amount of consideration to be received, all Members shall be given the same option;

(iii)                               if PTI Intermediate or any Permitted Transferee, successor or assign of PTI Intermediate is a Non-Selling Member, as part of or condition to a Drag-Along Transaction, such Non-Selling Member (including its direct or indirect parents and any other equity holder of such Non-Selling Member or its direct or indirect parents), shall not be subjected to a non-competition covenant surviving past the date that is five years from the Effective Date; provided, however, that any officers, directors, managers, employees, independent contractors or consultants of such Non-Selling Member shall be required to honor any then applicable non-competition, non-solicitation, non-interference or any other covenants contained in their employment or other agreements with the Company;

(iv)                              the Company shall bear the reasonable, documented costs incurred in connection with any Drag-Along Transaction (costs incurred by or on behalf of any Member for its sole benefit will not be considered costs of the transaction hereunder) unless otherwise agreed by the Company and the acquiror, in which case no Member shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Drag-Along Transaction (excluding modest expenditures for postage, copies, and the like) and no Member shall be obligated to pay any portion (or, if paid, shall be entitled to be reimbursed by the Company for that portion paid) that is more than its pro rata share (based upon the amount of consideration received) of reasonable expenses incurred in connection with a consummated Drag-Along Transaction;

(v)                                 no Member shall be required to provide any representations, warranties or indemnities (other than pursuant to an escrow or holdback of consideration proportionate to the amount receivable under this Section 7.4) in connection with the Drag-Along Transaction, other than customary (including with respect to qualifications) representations, warranties and indemnities concerning (A) each Member’s valid ownership of Units, free and clear of all liens, claims and encumbrances (excluding those arising under applicable securities laws), (B) each Member’s authority, power and right to enter into and consummate such Drag-Along Transaction without causing a material violation of any other agreement to which such Member is a party or to which its assets are bound, and (C) compliance with applicable Laws, and provided, further, that all representations, warranties and indemnities (including those pursuant to an escrow or holdback of consideration proportionate to the amount receivable under this Section 7.4) shall be made by each Member severally and not jointly;

(vi)                              any indemnification or escrow or holdback obligation of the Members shall be pro rata based on the consideration received by such Member, and no Member shall be obligated in respect of any indemnity obligations in such Drag-Along Transaction for an aggregate amount in excess of the total consideration payable to such Member in such Drag-Along Transaction; and

(vii)                           if some or all of the consideration received in connection with the Drag-Along Transaction is other than cash, then such consideration shall be deemed to have a dollar value equal to the fair market value of such consideration as determined by the Board in its reasonable judgment.

(d)                                 Notwithstanding anything to the contrary in this Section 7.4, if the consideration proposed to be paid to the Members in a Drag-Along Transaction includes securities with respect to which no registration statement covering the issuance of such securities has been declared effective under the Securities Act, then each of the Members that is not then an Accredited Investor may be required (notwithstanding Section 7.4(c)(ii)), at the request and election of the Members that are pursuing a Drag-Along Transaction, to (i) appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to such Members or (ii) accept cash in lieu of any securities such Member would otherwise receive in an amount equal to the fair market value of such securities as determined in the manner set forth in Section 7.4(c)(vii).

(e)                                  Members holding an amount of Series A Units sufficient to propose a Drag-Along Transaction shall have the right in connection with any such transaction (or in connection with the investigation or consideration of any such potential transaction) to require the Company to cooperate fully with potential acquirors in such prospective Drag-Along Transaction by taking all customary and other actions reasonably requested by such Members or such potential acquirors, including making the Company’s properties, books and records, and other assets reasonably available for inspection by such potential acquirors, establishing a data room including materials customarily made available to potential acquirors in connection with such processes and making its employees reasonably available for interviews and other diligence activities, in each case subject to reasonable and customary confidentiality provisions.

7.5                               Tag-Along Rights.

(a)                                 If any holder of Series A Units (each, a “Tag Offeror”) desires to Dispose of all or any portion of its Series A Units in a bona fide Disposition to one or more Third Parties (each, a “Tag Transferee”, and the transaction, a “Tag-Along Transaction”) pursuant to an offer from such Tag Transferee(s) (a “Third Party Tag Offer”) and such Tag Offeror is permitted to effect such proposed Disposition pursuant to Sections 7.1 and 7.3, then such Tag Offeror(s) shall offer to include a number of Series A Units held by each other holder of Series A Units (each, a “Tag Offeree”) in such proposed Disposition in accordance with this Section 7.5. A Third Party Tag Offer may not contain provisions related to any property of the Tag Offeror other than Series A Units held by such Tag Offeror, and the offer price set forth in such Third Party Tag Offer shall be expressed only in terms of cash (in U.S. dollars).  Any proposed Disposition of Series A Units not satisfying the terms of this Section 7.5 may not be made unless otherwise expressly permitted pursuant to the provisions of this Article 7. Notwithstanding the foregoing, this Section 7.5 shall not be applicable to, and the Tag Offerors may Dispose of Series A Units without complying with any of the provisions of this Section 7.5 in connection with, any Disposition of Series A Units (i) to Permitted Transferees or (ii) made pursuant to a Drag-Along Transaction.

(b)                                 The Tag Offerors shall cause any such Third Party Tag Offer to be reduced to writing and shall send written notice of such Third Party Tag Offer (the “Inclusion Notice”) to each Tag Offeree promptly after receipt of the Third Party Tag Offer and, in any event, no later than 20 days prior to the closing date of such Tag-Along Transaction. The Inclusion Notice shall make reference to the Tag Offeror’s rights and obligations hereunder and shall describe the Tag-Along Transaction in reasonable detail. The Tag Offeror shall have 90 days following the date of the Tag-Along Notice in which to consummate the Tag-Along Transaction, on the terms set forth in the Tag-Along Notice (which such 90 day period may be extended for a reasonable time not to exceed 120 days to the extent reasonably necessary to obtain any regulatory approvals). If at the end of such period the Tag Offeror has not completed the Tag-Along Transaction, the Tag Offeror may not then effect a Tag-Along Transaction without again fully complying with the provisions of this Section 7.5.

(c)                                  Each Tag Offeree shall have the right (an “Inclusion Right”), exercisable by delivery of notice to the Tag Offerors at any time within 10 days after receipt of the Inclusion Notice to sell pursuant to such Third Party Tag Offer and upon the terms and conditions set forth in the Inclusion Notice, that number of Series A Units requested to be included by such Tag Offeree; provided, however, that if the proposed Tag Transferee is unwilling to purchase all of the Series A Units requested to be included by all exercising Tag Offerees and Series A Units held by the Tag Offerors desiring to Dispose of Series A Units pursuant to this Section 7.5, then each Tag Offeree shall have the right to sell pursuant to such Third Party Tag Offer, at the offer price and upon the terms and conditions set forth in the Third Party Tag Offer, a number of such Tag Offeree’s Series A Units as provided in the next succeeding sentence.  If any Tag Offeree has exercised its Inclusion Rights and the proposed Tag Transferee is unwilling to purchase all of the Series A Units proposed to be transferred by the Tag Offeror(s) and all exercising Tag Offerees (determined in accordance with the first sentence of this Section 7.5(c)) then the Tag Offeror(s) and each exercising Tag Offeree shall sell the number of Units equal to the total number of Units the Tag Transferee is willing to purchase multiplied by such Member’s Proportionate Fraction.

(d)                                 The Tag Offerees and such Tag Offeror(s) shall sell to the proposed Tag Transferee all, or at the option of the proposed Tag Transferee, any part of the Series A Units proposed to be Disposed of by the Tag Offerees and such Tag Offeror(s), at not less than the price and upon terms and conditions, if any, not more favorable, individually and in the aggregate, to the proposed Tag Transferee than those in the Third Party Tag Offer and the Inclusion Notice at the time (subject to extension to the extent necessary to pursue any required regulatory approvals) and place provided for the closing in the Inclusion Notice, or at such other time and place as the Tag Offerees, such Tag Offeror(s), and the proposed Tag Transferee shall agree.

(e)                                  Notwithstanding anything to the contrary in this Section 7.5, if the consideration proposed to be paid to the Tag Offeror(s) and the exercising Tag Offerees includes securities with respect to which no registration statement covering the issuance of such securities has been declared effective under the Securities Act, then each Tag Offeror and exercising Tag Offeree that is not then an Accredited Investor may be required, at the request and election of the Tag Offeror(s) and exercising Tag Offerees that are Accredited Investors, to (i) appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to such Tag Offeror(s) and exercising Tag Offerees or (ii) accept cash in lieu of any securities such Tag Offeror or such exercising Tag Offeree would otherwise receive in an amount equal to the Fair Market Value of such securities.

(f)                                   The Tag Offeror(s) shall have the right in connection with any proposed transaction pursuant to this Section 7.5 (or in connection with the investigation or consideration of any such potential transaction) to require the Company to cooperate fully with potential acquirors in such prospective transaction by taking all customary and other actions reasonably requested by such Tag Offeror(s) or such potential acquirors, including making the Company’s properties, books and records, and other assets reasonably available for inspection by such potential acquirors, establishing a data room including materials customarily made available to potential acquirors in connection with such processes and making its employees reasonably available for interviews and other diligence activities, in each case subject to reasonable and customary confidentiality provisions.  The Company and each holder of Units shall provide assistance with respect to these actions as reasonably requested.

7.6                               Substituted Members and Additional Members.

(a)                                 No Disposition or issuance of Units otherwise permitted or required by this Agreement shall be effective, no Member shall have the right to substitute a transferee as a Member in its place with respect to any Units acquired by such transferee in any Disposition and no purchaser of newly issued Units from the Company shall be deemed to be a Member, in each case unless and until (i) any such transferee or purchaser who is not already a party to this Agreement (and such transferee’s or such purchaser’s spouse, if applicable) shall execute and deliver to the Company an Addendum Agreement in the form attached as Exhibit D (an “Addendum Agreement”) and such other documents or instruments as may be required in the Company’s reasonable judgment to effect the admission, and (ii) admission of such Person has been approved by the Board.

(b)                                 A transferee of Units who has been admitted as a Substituted Member or a purchaser of newly issued Units from the Company who has been admitted as an Additional Member in accordance with this Section 7.6 shall have all the rights and powers and be subject to all the restrictions and liabilities under this Agreement relating to a Member holding Units.  Unless admitted as a Substituted Member or an Additional Member, no such transferee (whether by a voluntary transfer, by operation of law or otherwise) or purchaser shall have rights hereunder.

(c)                                  Admission of a Substituted Member or Additional Member shall become effective on the date that is the later of (i) the date such Person’s name is recorded on the books and records of the Company, (ii) the date the Board approves admission of the Person as a Substituted or Additional Member and (iii) the date the Addendum Agreement is executed.  Upon the admission of a Substituted Member or Additional Member, (i) the Company shall amend Schedule I to reflect the name and address of, and number and class of Units held by, such Substituted Member or Additional Member and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Member (such revisions to be presented to the Board no later than at the next regular meeting of the Board) and (ii) to the extent of the Disposition to such Substituted Member, the Disposing Member shall be relieved of its obligations under this Agreement; provided, however, the Disposing Member shall continue to be bound by and subject to the confidentiality obligations set forth in Section 10.5(b) below.  Any Member who shall Dispose of all of such Member’s Units in one or more Dispositions permitted pursuant to this Article 7 (where each transferee of such Units was admitted as a Substituted Member) shall cease to be a Member as of the last date on which all transferees of such Units are admitted as Substituted Members; provided, that, notwithstanding anything to the contrary herein, such Member shall not be relieved of any liabilities incurred by such Member pursuant to the terms and conditions of this Agreement prior to the time such Member Disposes of any Units or ceases to be a Member hereunder.

7.7                               Grant of Preemptive Rights.

Except for any Excluded Equity Issuance, prior to (i) the Company issuing any Units or other equity interests or options or other rights to acquire Units or other equity interests, or (ii) any Subsidiary issuing any units, shares of stock, membership interest or other ownership or equity interest, in each case whether through exchange, conversion or otherwise (collectively, “New Equity”) to a proposed purchaser (the “Proposed Purchaser”), each Eligible Purchaser shall have the right to purchase a percentage of New Equity, as provided below in Section 7.8.

7.8                               Preemptive Right Procedures.

(a)                                 The Company shall give each Eligible Purchaser at least thirty (30) days’ prior written notice (the “First Notice”) of any proposed issuance of New Equity, which notice shall set forth in reasonable detail the proposed terms and conditions thereof (which shall include the identity of the Proposed Purchaser of the New Equity) and shall offer to each Eligible Purchaser the opportunity to purchase its Pro Rata Share (which Pro Rata Share shall be calculated as of the date of such notice) of the New Equity at the same price, on the same terms and conditions and at the same time as the New Equity is proposed to be issued by the Company or Subsidiary, as applicable, provided, that in the event any of such consideration is non-cash consideration, at the election of such Eligible Purchaser, such Eligible Purchaser may pay cash equal to the Fair Market Value of such non-cash consideration.  If any Eligible Purchaser wishes to exercise its preemptive rights, it must do so by delivering an irrevocable written notice to the Company within fifteen (15) days after delivery by the Company of the First Notice (the “Election Period”), which notice shall state the dollar amount of New Equity such Eligible Purchaser (each a “Requesting Purchaser”) would like to purchase up to a maximum amount equal to such Eligible Purchaser’s Pro Rata Share of the total offering amount plus the additional dollar amount of New Equity such Requesting Purchaser would like to purchase in excess of its Pro Rata Share (the “Over-Allotment Amount”), if any, if other Eligible Purchasers do not elect to purchase their full Pro Rata Share of the New Equity.  The rights of each Requesting Purchaser to purchase a dollar amount of New Equity in excess of each such Requesting Purchaser’s Pro Rata Share of the New Equity shall be based on the relative Pro Rata Share of the New Equity of those Requesting Purchasers desiring Over-Allotment Amounts and not based on the Requesting Purchasers’ relative Over-Allotment Amounts.

(b)                                 If not all of the New Equity is subscribed for by the Eligible Purchasers, the Company or the Subsidiary, as applicable, shall have the right, but shall not be required, to issue and sell the unsubscribed portion of the New Equity to the Proposed Purchaser at any time during the ninety (90) days following the termination of the Election Period pursuant to the terms and conditions set forth in the First Notice.  In the event the Company or the Subsidiary, as applicable, has not sold such New Equity within such time period, the Company or Subsidiary, as applicable, shall not thereafter issue or sell any New Equity without again first offering such securities to the Members in accordance with the procedures set forth in this Section 7.8.  The Board may not sell (or shall cause the Subsidiary not to sell) the unsubscribed portion of the New Equity on any terms materially different from the terms set forth in the First Notice.  If the terms of such proposed sale materially change, the Company shall have to again comply with this Section 7.8.  For the avoidance of doubt, material changes shall be deemed to include, but shall not be limited to, changes to the consideration for the New Equity, changes to the Proposed Purchaser, and changes to the rights of the holders of the New Equity.  The Board may, in its reasonable discretion, impose such other reasonable and customary terms and procedures such as setting a closing date, rounding the New Equity covered by this Section 7.8 to the nearest whole unit and requiring customary closing deliveries in connection with any preemptive rights offering.

(c)                                  Notwithstanding anything to the contrary in this Agreement, at any time after the twelve-month anniversary of the First Notice with respect to each proposed issuance of New Equity pursuant to this Section 7.8, each Eligible Purchaser shall, and if necessary, the Company shall be entitled to waive, on behalf of each Eligible Purchaser, each former Eligible Purchaser and each of their respective Affiliates, successors and assigns and the members, partners, stockholders, directors, managers, officers, liquidators and employees of each of the foregoing (collectively, the “Eligible Purchaser Persons”) any and all claims such Eligible Purchaser Persons have, had or may have or had with respect to any non-compliance or violation of this Section 7.8 by any Person with respect to such proposed issuance of New Equity (whether or not any New Equity was issued or sold pursuant to this Section 7.8), other than any such claim that has been made in writing and delivered to the Company prior to the expiration of such twelve-month anniversary.

7.9                               Specific Performance.  Each Member and the Company acknowledges that it shall be impossible to measure in money the damage to the Company or the Members, if any of them or any transferee or any legal representative of any party hereto fails to comply with any of the restrictions or obligations imposed by this Article 7, that every such restriction and obligation is material, and that in the event of any such failure, the Company or the Members shall not have an adequate remedy at law or in damages.  Therefore, each Member and the Company consents to the issuance of an injunction or the enforcement of other equitable remedies against him or it at the suit of an aggrieved party without the posting of any bond or other security, to compel specific performance of all of the terms of this Article 7 and to prevent any Disposition of Units in contravention of any terms of this Article 7.

7.10                        Termination Following Qualified Public Offering.  Notwithstanding anything to the contrary in this Article 7, the provisions of this Article 7 shall terminate and be of no further force or effect upon the consummation of a Qualified Public Offering.

7.11                        Put Right of PT Intermediate; Call Right of PT Holdco.

(a)                                 PT Intermediate will have the following Put Rights (defined below):

(i)                                     following the third anniversary of the Effective Date but prior to the fifth anniversary of the Effective Date, PT Intermediate may at any time deliver a written notice to PT Holdco that PT Intermediate desires for PT Holdco to purchase 50,000 Series A Units owned by PT Intermediate;

(ii)                                  following the fifth anniversary of the Effective Date, PT Intermediate may at any time deliver a written notice to PT Holdco that PT Intermediate desires for PT Holdco to purchase all (but not less than all) of the Series A Units owned by PT Intermediate at such time;

(iii)                               if at any time the Company’s employment of Monroe Jost is terminated by the Company other than for Cause (as defined in the Employment Agreement between the Company and Monroe Jost, dated as of [    ], 2017 or any similar concept under any subsequent employment or consulting agreement (any such agreement, the “M. Jost Employment Agreement”)), or by Monroe Jost for Good Reason (as defined in the M. Jost Employment Agreement), following such termination PT Intermediate may deliver a written notice to PT Holdco that PT Intermediate desires for PT Holdco to purchase 50,000 Series A Units owned by PT Intermediate or, if less, such amount then owned by PT Intermediate; and

(iv)                              if at any time the Company’s employment of Kevin Jost is terminated by the Company other than for Cause (as defined in the Employment Agreement between the Company and Kevin Jost, dated as of [    ], 2017 or any similar concept under any subsequent employment or consulting agreement (any such agreement, the “K. Jost Employment Agreement”)), or by Kevin Jost for Good Reason (as defined in the K. Jost Employment Agreement), following such termination, PT Intermediate may deliver a written notice to PT Holdco that PT Intermediate desires for PT Holdco to purchase 100,000 Series A Units owned by PT Intermediate or, if less, such amount then owned by PT Intermediate.

In each instance, the right of PT Intermediate under Section 7.11(a)(i) through (iv) above shall be referred to as a “Put Right,” any such notice delivered by PT Intermediate is a “Put Notice,” and PT Holdco shall be referred to as the “Put Purchaser.” Upon the exercise of the Put Right by PT Intermediate, PT Intermediate shall be required to sell and the Put Purchaser shall be required to purchase all of PT Intermediate’s Units subject to the Put Notice (the “Put Units”).  The put price for the Put Units shall equal the aggregate Fair Market Value of such Units at the time the Put Right is exercised (determined as set forth in Section 7.11(f) below).  The closing of a purchase and sale with respect to a given exercise of the Put Right shall take place within ninety (90) days after PT Intermediate’s delivery of the Put Notice to the Put Purchaser. PT Intermediate may at any time following an exercise of the Put Right elect to withdraw its sale offer with respect to such exercise of the Put Right and elect not to close such sale, including without limitation following the determination of the put price pursuant to Section 7.11(f) below.  PT Holdco may freely assign its obligations as a Put Purchaser to its Affiliates or any other party. The Put Right purchase price shall be paid at closing by PT Holdco by delivery of a promissory note and an initial payment of any combination of cash and securities of Ashford Inc. or its Affiliates that are registrable, registered on an established U.S. securities exchange or freely tradeable under Rule 144 after the expiration of any applicable holding period, as set forth in Section 7.11(g) below.  PT Intermediate shall be required to make representations and warranties similar to those described in Section 7.4(c)(v) and, if applicable, representations regarding its familiarity with the requirements and limitations of Rule 144.  Each time it exercises the Put Right, PT Intermediate shall be required to represent to PT Holdco that it is not in possession of any material nonpublic information relating to the Company that is not also, to PT Intermediate’s knowledge, known by PT Holdco or its Affiliates.

Notwithstanding the foregoing, PT Intermediate will not have the right to exercise its Put Right during the pendency of any Ashford Indemnification Claim.

(b)                                 PT Holdco will have the following Call Rights (defined below):

(i)                                     following the second anniversary of the Effective Date but prior to the fifth anniversary of the Effective Date, PT Holdco may deliver a written notice to PT Intermediate that PT Holdco desires to purchase up to 50,000 Series A Units owned by PT Intermediate;

(ii)                                  following the fifth anniversary of the Effective Date, PT Holdco may deliver a written notice to PT Intermediate that PT Holdco desires to purchase up to all of the Series A Units owned by PT Intermediate at such time;

(iii)                               on and after the date that neither Monroe Jost nor Kevin Jost is a beneficial owner of PT Intermediate for any reason, PT Holdco may deliver a written notice to PT Intermediate that PT Holdco desires to purchase up to all of the remaining Series A Units owned by PT Intermediate at such time;

(iv)                              if at any time the Company’s employment of Monroe Jost is terminated by the Company for Cause (as defined in the M. Jost Employment Agreement), or by Monroe Jost without Good Reason (as defined in the M. Jost Employment Agreement), PT Holdco may deliver a written notice to PT Intermediate that PT Holdco desires to purchase up to 50,000 Series A Units owned by PT Intermediate; and

(v)                                 if at any time the Company’s employment of Kevin Jost is terminated by the Company for Cause (as defined in the K. Jost Employment Agreement), or by Kevin Jost without Good

Reason (as defined in the K. Jost Employment Agreement), PT Holdco may deliver a written notice to PT Intermediate that PT Holdco desires to purchase up to 100,000 Series A Units owned by PT Intermediate.

The right of PT Holdco under this Section 7.11(b) shall be referred to as the “Call Right,” any such notice delivered by PT Holdco is a “Call Notice,” and PT Intermediate shall be referred to as the “Call Seller.” Upon each exercise of the Call Right, PT Holdco shall have the right, but not the obligation, to purchase, and the Call Seller shall be required to sell, the Call Seller’s Units described in the Call Notice (which may be all or part of such Call Seller’s Units subject to the Call Right) (in each case, the “Called Units”). The call price for the Called Units shall equal the aggregate Fair Market Value of such Units at the time the Call Right is exercised (determined as set forth in Section 7.11(f) below). Each closing of a purchase and sale with respect to a given exercise of the Call Right shall take place within ninety (90) days after PT Holdco’s delivery of the applicable Call Notice to the Call Seller.  PT Holdco may at any time following an exercise of the Call Right elect to withdraw its purchase offer with respect to such exercise of the Call Right and elect not to close such purchase, including without limitation following the determination of the applicable call price pursuant to Section 7.11(f) below. For purposes of clarity, there shall be no time or frequency limitations on PT Holdco’s right to exercise the Call Right. The Call Right shall be freely assignable by PT Holdco to its Affiliates or any other party. The Call Right purchase price shall be paid at closing by PT Holdco by delivery of a promissory note and an initial payment of any combination of cash and securities of Ashford Inc. or its Affiliates that are registrable, registered on an established U.S. securities exchange or freely tradeable under Rule 144 after the expiration of any applicable holding period, as set forth in Section 7.11(g).  Call Seller shall be required to make representations and warranties similar to those described in Section 7.4(c)(v), and, if applicable, representations regarding its familiarity with the requirements and limitations of Rule 144. Each time it exercises the Call Right, PT Holdco shall be required to represent to PT Intermediate that neither it, nor Ashford, nor its Affiliates is in possession of any material nonpublic information relating to the Company that is not also, to PT Holdco’s knowledge, known by PT Intermediate or its Affiliates.

(c)                                  PT Intermediate agrees that if PT Intermediate exercises its Put Right pursuant to Sections 7.11(a)(i) and (iii) or PT Holdco exercises its Call Right pursuant to Section 7.11(b)(iv), the proceeds of such transaction must be used to redeem all of the interests of Monroe Jost or his permitted successors and assigns in PT Intermediate and PT Holdings such that neither Monroe Jost nor his successors and assigns will be a direct or indirect owner of PT Intermediate after such redemption.  The proceeds from such transaction may not in any way be distributed to or used directly or indirectly to redeem or otherwise purchase the interests of Kevin Jost or his successors and assigns in PT Intermediate, PT Holdings or any member or owner of such entities.

(d)                                 PT Intermediate agrees that if PT Intermediate exercises its Put Right pursuant to Section 7.11(a)(iv) or PT Holdco exercises its Call Right pursuant to Section 7.11(b)(v), the  proceeds of such transaction must be used to redeem all of the interests of Kevin Jost or his permitted successors and assigns in PT Intermediate and PT Holdings such that neither Kevin Jost nor his successors and assigns will be a direct or indirect owner of PT Intermediate after such redemption.  The proceeds of such transaction may not in any way be distributed to or used directly or indirectly to redeem or otherwise purchase the interests of Monroe Jost or his successors and assigns in PT Intermediate, PT Holdings or any member or owner of such entities.

(e)                                  PT Intermediate shall not be required to assign its right to designate a Manager pursuant to Section 8.2(a) unless and until PT Intermediate (or its permitted assigns) no longer owns any Units and does not otherwise hold any Membership Interest in the Company.

(f)                                   For purposes of this Section 7.11, the “Fair Market Value” shall equal the aggregate value of the Put Units or the Called Units, as applicable, as agreed by PT Holdco and PT Intermediate following a mutual determination of the value of the Company on a going concern basis (taking into account customary business valuation metrics, including without limitation, the Company’s revenue, earnings, debts, liabilities and the relevant prevailing market multiples for similarly situated companies in the industry, but not taking into account the minority equity position of such Units); provided, however, that if PT Holdco and PT Intermediate cannot agree on the Fair Market Value of the Put Units or the Called Units, as applicable, within 15 days following delivery of the Put Notice or Call Notice, as applicable, then the Fair Market Value will be determined according to the following procedure: each party will engage, at their own cost and expense, an independent appraiser with appropriate experience in determining the valuation of privately-owned companies with similar businesses as the Business. Once selected, each independent appraiser will provide its determination of the Fair Market Value (resulting from the determination of the value of the Company), with reasonable and customary backup documents and analysis. If the two valuations provided by the designated independent appraisers are within five percent (5%) of each other, they will be averaged to determine the Fair Market Value. If they are not, either party may request that a third independent appraiser (designated with the agreement of the two independent appraisers originally engaged) be engaged to give its determination of the Fair Market Value. The cost of the third independent appraiser will be shared equally by the parties. If the third independent appraiser’s determination of the Fair Market Value falls in the range between the original two determinations of Fair Market Value, then the third independent appraiser’s determination shall be the Fair Market Value. If the third independent appraiser’s opinion of the Fair Market Value falls outside the range of the original two opinions, then the original two opinions will be averaged to determine the Fair Market Value.

(g)                                  The promissory note executed by PT Holdco in favor of PT Intermediate upon the exercise of a Put Right or Call Right (each, a “Note”), will be accompanied by an initial payment of one-third (1/3) of the applicable purchase price in cash and/or securities issued by Ashford Inc. or its Affiliates that are registrable, registered on an established U.S. securities exchange or freely tradeable under Rule 144 after the expiration of any applicable holding period.  The principal amount of the Note will be an amount equal to the unpaid portion of the applicable purchase price and shall have the following terms: (i) the initial principal amount owing on the Note shall be paid by PT Holdco in two installments over a period of two years, with the first installment being due on the date that is one year from the date of the closing of the Put Right or Call Right sale, and the remaining installment being due on the same day of the year in the succeeding year; (ii) the Note will be secured by the Put Units or Called Units for which the Note was issued and subject to subordination to any then existing senior indebtedness of the Company; (iii) any prepayment of principal by PT Holdco shall first be applied to accrued but unpaid interest, with the remainder applied to decrease the size of each remaining principal installment by an equal amount; (iv) any payment under the Note may be paid, at the election of PT Holdco, in either cash or securities of Ashford Inc. or its Affiliates that are registrable, registered on an established U.S. securities exchange or freely tradeable under Rule 144 after the expiration of any applicable holding period; and (vii) the unpaid principal balance shall bear simple interest, payable with each principal installment, at the applicable annual federal long-term rate under Section 1274(d) of the Code, adjusted to reflect such rate as in effect on the first day of each calendar quarter during the term of the Note. PT Holdco may, at its election, offset all or any portion of the purchase price upon exercise of a Put Right or Call Right, including any portion of an initial payment or a Note, against any undisputed, liquidated amounts owed by PT Intermediate to PT Holdco or its Affiliate pursuant to an Ashford Indemnification Claim, provided, however that any such amounts must first be satisfied from the Escrow Fund (as such term is defined in the Unit Purchase Agreement) and any such offset shall only be to the extent any such amount is not satisfied by the Escrow Fund.

(h)                                 If some or all of the Call Right purchase price or Put Right purchase price is paid in securities of Ashford Inc. or its Affiliates and such securities are not registered on an established U.S. securities exchange, PT Holdco shall, and shall cause the issuer to, reasonably cooperate with PT Intermediate and its successors or assigns in any subsequent sale of such securities, including but not limited to providing customary representations of the issuer regarding availability of information and providing any customary legal opinions that may be required by the transfer agent in connection with the sale of such securities.

7.12                        Redemption Right Upon Death of Kevin Jost.(a)                            The Company may purchase and maintain a life insurance policy on the life of Kevin Jost (the “Jost Insurance Policy”) in an amount approved by the Board.  The Company shall pay all premiums due on such insurance policy and shall be the sole owner of such policy.

(b)                                 Upon the death of Kevin Jost, the Company may, but will not be required to, elect to repurchase up to 100,000 Series A Units held by PT Intermediate at a purchase price equal to the Fair Market Value of such Series A Units as determined by the Company and PT Intermediate through the procedure set forth in Section 7.11(f) (the “Redemption”).  If the Company elects to exercise its right to engage in the Redemption pursuant to this Section 7.12, the Company shall deliver to PT Intermediate a written notice (the “Redemption Notice”) specifying the number of Series A Units to be redeemed by the Company (the “Redeemed Units”).

(c)                                  The closing of the Redemption pursuant to this Section 7.12 shall take place no later than 60 days following receipt by PT Intermediate of the Redemption Notice. The Company shall give PT Intermediate at least 10 days’ written notice of the date of closing (the “Redemption Closing Date”).  The Company may pay for the Redeemed Units on the Redemption Closing Date in cash and/or securities issued by Ashford Inc. or its Affiliates that are registrable, registered on an established U.S. securities exchange or freely tradeable under Rule 144 after the expiration of any applicable holding period; provided, that to the extent that cash proceeds from the Jost Insurance Policy are available, the Company shall utilize such proceeds to pay for the Redeemed Units and will only pay for the Redeemed Units using securities to the extent that such cash proceeds do not cover the full purchase price.  PT Intermediate shall take all actions as may be reasonably necessary to consummate the sale contemplated by this Section 7.12, including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.  In connection with the Redemption, PT Intermediate shall be required to make representations and warranties similar to those described in Section 7.4(c)(v) and, if applicable, representations regarding its familiarity with the requirements and limitations of Rule 144.

(d)                                 PT Intermediate agrees that if the Company exercises its right to Redemption pursuant to this Section 7.12, the full proceeds of such transaction, less any applicable expenses, must be used to redeem all of the interests of the estate of Kevin Jost or his permitted successors and assigns in PT Intermediate and PT Holdings such that neither the estate of Kevin Jost nor his successors and assigns will be a direct or indirect owner of PT Intermediate or the Company after such redemption.  The proceeds from such transaction may not in any way be distributed to or used directly or indirectly to redeem or otherwise purchase the interests of Monroe Jost or his permitted successors and assigns in PT Intermediate, PT Holdings or any member or owner of such entities.

(e)                                  If some or all of the Redemption purchase price is paid in securities of Ashford Inc. or its Affiliates and such securities are not registered on an established U.S. securities exchange, PT Holdco shall, and shall cause the issuer to, reasonably cooperate with PT Intermediate and its successors or assigns in any subsequent sale of such securities, including but not limited to providing customary representations of the issuer regarding availability of information and providing any customary legal opinions that may be required by the transfer agent in connection with the sale of such securities.

(f)                                   The provisions of Sections 7.3 and 7.5 will not apply to the Redemption by the Company of the Redeemed Units pursuant to this Section 7.12.

ARTICLE 8
MANAGEMENT

8.1                               Management Under Direction of the Board.  The business and affairs of the Company shall be managed and controlled by a board of managers (the “Board,” and each member of the Board, a “Manager”), and, subject to the terms and conditions of this Agreement, the Board shall have full and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the Company as set forth herein.  Notwithstanding the foregoing, no Manager in his or her individual capacity shall have the authority to manage the Company or approve matters relating to, or otherwise to bind the Company, such powers being reserved to all of the Managers acting pursuant to Section 8.2(e) through the Board and to such agents and Officers of the Company as designated by the Board.

8.2                               Board of Managers.

(a)                                 Composition; Initial Managers.  The Board shall initially consist of three managers, designated as follows:

(i)                                     two designees of PT Holdco (the “PT Holdco Managers”); and

(ii)                                  one designee of PT Intermediate (the “PT Intermediate Manager”), who must be either Monroe Jost, Kevin Jost, a professional advisor of PT Intermediate (who shall not be a Jost family member), including an attorney, financial advisor or CPA, or a senior officer of the Company (who shall not be a Jost family member).

The Board as of the Effective Date shall consist of the persons listed on Schedule II.   Subject to Section 8.2(b) below, each of PT Holdco and PT Intermediate shall be entitled to assign its right to designate a Manager to any Person in connection with the Disposition of any Series A Units held by such Member to such Person in accordance with this Agreement.    Each Manager shall serve in such capacity until his successor has been elected and qualified or until such person’s death, dissolution, resignation or removal.  The members of the Board shall be “managers” within the meaning of the DLLCA.

(b)                                 Board Observer. So long as Monroe Jost is the PT Intermediate Manager, Kevin Jost shall be entitled to attend all meetings of the Board or committee thereof (the “Board Observer”).  If Monroe Jost ceases to be the PT Intermediate Manager for any reason and PT Intermediate still owns any Series A Units, PT Intermediate shall no longer be entitled to a Board Observer.  The Company shall provide the Board Observer with any notices delivered to the Managers and a copy of all meeting materials concurrently with providing such notices and materials to the Managers.  The Company shall provide the Board Observer with the same travel and expense reimbursement with respect to the Board Observer’s attendance at regular Board meetings as is provided to the Managers.  The Board Observer shall be entitled to attend all meetings of the Board (including any committees thereof). Notwithstanding the foregoing, the Board, acting in good faith, reserves the right to withhold any information and to exclude the Board Observer from any meeting or portion thereof if access to such information or attendance at such meeting (i) is deemed necessary in the good faith discretion of the Board (ii) in the good faith discretion of the Board, would create a conflict of interest or is restricted by any agreement to which the Company is a party or otherwise bound, or (iii) would adversely affect the attorney-client privilege between the Company and its counsel.  The Board Observer shall not have any voting rights with respect to any action brought before the Board.  The Board Observer may resign in the same manner as the Managers as set forth in this Section 8.2.  For purposes of clarity, PT Intermediate may not appoint a Board Observer other than Kevin Jost and will not have the right to appoint any Board Observer if Monroe Jost is no longer the PT Intermediate Manager for any reason.

(c)                                  Removal.  Any Manager designated by a Person may be removed with or without cause only by vote or consent of the Person entitled to designate such Manager.

(d)                                 Resignations.  A Manager may resign at any time.  Such resignation shall be in writing and shall take effect at the time specified therein or, if no time is specified, at the time of its receipt by the Company.  The acceptance of a resignation shall not be necessary to make it effective unless expressly so provided in the resignation.

(e)                                  Vacancies.  In the event that a vacancy is created on the Board by the dissolution, death, disability, retirement, resignation or removal of any Manager, such vacancy shall be filled only by consent of the Person entitled to designate such Manager.  A Member or group of Members entitled to designate a Manager may do so at any time by written notice to the Company.

(f)                                   Quorum; Required Vote for Board Action.

(i)                                     Unless otherwise required or permitted by this Agreement, two (2) Managers, either present (in person or by teleconference) or represented by proxy, shall constitute a quorum for the transaction of business at a meeting of the Board, including at least the PT Intermediate Manager (or its proxy); provided that if, due to the failure of the PT Intermediate Manager or its proxy to attend, there is not a quorum at two (2) consecutive duly called meetings of the Board, then a quorum shall exist at the next duly called meeting of the Board or such committee thereof if two (2) Managers are either present (in person or by teleconference) or represented by proxy; provided, further, that if a quorum is declared without the PT Intermediate Manager pursuant to the foregoing proviso, the notice of such meeting must state the intention of the Board or committee to invoke this provision and declare a quorum without the PT Intermediate Manager.

(ii)                                  Except as otherwise set forth in this Agreement, actions by the Board shall require the approval of at least two (2) Managers present at a meeting (in person or by teleconference) or represented by proxy.

(iii)                               Without the consent of at least two (2) Managers present at a meeting (in person, by proxy or by teleconference), one of which must be the PT Intermediate Manager, the Board shall not, and shall not allow or cause the Company or any officer, agent or employee of the Company to, enter into any transaction with or for the benefit of Affiliates of any Member or Manager; provided, that this Section 8.2(f)(iii) will not apply to transactions between the Company and any hotel owned in whole or in part or managed by Ashford Inc. or its Affiliates so long as such transactions are subject to approval by the independent members of the Board of Directors of the company that owns, directly or indirectly, such hotel.

(g)                                  Place of Meetings; Order of Business.  The Board may hold its meetings and may have an office and keep the books of the Company, except as otherwise provided by Law, in such place or places, within or without the State of Delaware, as the Board may from time to time determine by resolution.  At all meetings of the Board, business shall be transacted in such order as shall from time to time be determined by resolution of the Board.

(h)                                 Regular Meetings.  Regular meetings of the Board shall be held at least two (2) times each calendar year, at such times and places as shall be designated from time to time by resolution of the Board.  Regular meeting shall require at least seven (7) days’ written notice via personal delivery, certified mail (return receipt requested) or electronic mail (with confirmation of receipt) to each Manager, which notice must include appropriate location or dial-in information, as applicable, to permit the Managers to participate in such meeting.

(i)                                     Special Meetings.  Special meetings of the Board may be called by any Manager, on at least twenty-four (24) hours written notice via personal delivery, certified mail (return receipt requested) or electronic mail (with confirmation of receipt) to each Manager, which notice must include appropriate location or dial-in information, as applicable, to permit the Managers to participate in such meeting either in person (if applicable) or by means of telephone conference.  Such notice need not state the purpose or purposes of such meeting, except as may otherwise be required by Law.

(j)                                    Action Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board may be taken without notice and without a meeting if a consent in writing setting forth the action so taken is signed by all of the Managers.

(k)                                 Telephonic Conference Meeting.  Subject to the requirement for notice of meetings, members of the Board shall have a right to participate in any meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(l)                                     Waiver of Notice Through Attendance.  Attendance of a Manager at any meeting of the Board (including by telephone) shall constitute a waiver of notice of such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(m)                             Reliance on Books, Reports and Records.  Each Manager shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or reports made to the Company by any of its Officers or by an independent certified public accountant or by an appraiser selected with reasonable care by the Board, or in relying in good faith upon other records of the Company.

(n)                                 Committees.  The Board shall have the authority to create committees of the Board.  Subject to this Agreement, the Company’s Certificate of Formation and the DLLCA, committees of the Board shall have the rights, powers and privileges granted to such committee by the Board from time to time, however no committee may take any action set forth in 8.2(f)(iii) unless such action is approved by the PT Intermediate Manager or a committee member appointed by the PT Intermediate Manager.

8.3                               Officers.  The Company may have such officers (the “Officers”) as the Board in its discretion may appoint.  The Board may remove any Officer with or without cause at any time; provided, however, that such removal shall be without prejudice to the contractual rights, if any, of the Officer so removed.  Election or appointment of an Officer shall not of itself create contractual rights.  Any such Officers may, subject to the general direction of the Board, have responsibility for the management of the normal and customary day-to-day operations of the Company, and act as “agents” of the Company in carrying out such activities.  The Officers shall be compensated, and the terms and conditions of their employment with the Company or a Subsidiary (as applicable) shall be, as provided in their respective employment agreements, if any.  Each Officer shall hold office until his or her successor is appointed, until his or her death, or until he or she resigns or is removed by the Board.  Subject to the terms of any applicable employment or other contract, any Officer may resign at any time.  Such resignation shall be in writing and shall take effect at the time specified therein or, if no time is specified, at the time of its receipt by the Board.  The acceptance of a resignation shall not be necessary to make it effective unless expressly so provided in the resignation.

8.4                               Members.  The Members in their capacity as such shall not have any power or authority to manage the business or affairs of the Company or to bind the Company or enter into agreements on behalf of the Company.  To the fullest extent permitted by Law and notwithstanding any provision of this Agreement, no Member shall have any fiduciary duty, to the Company or any other Member in connection with the business and affairs of the Company or any consent or approval given or withheld pursuant to this Agreement.  Except as otherwise expressly provided in this Agreement or required by the DLLCA, Members shall have no voting rights or rights of approval, veto or consent or similar rights over any actions of the Company. Any matter requiring the consent or approval of any of the Members pursuant to this Agreement may be taken without a meeting, without prior notice and without a vote, by a consent in writing, setting forth such consent or approval, and signed by the holders of not less than the number of outstanding Series A Units necessary to consent to or approve such action.  Prompt notice of such consent or approval shall be given by the Company to those Members who have not joined in such consent or approval.

8.5                               [Reserved].

8.6                               Acknowledgement Regarding Outside Businesses and Opportunities.

(a)                                 Notwithstanding anything in this Agreement to the contrary, each of the Company and the Members acknowledges and agrees that PT Holdco and its Affiliates (i) have made, prior to the date hereof, and are expected to make, on and after the date hereof, investments (by way of capital contributions, loans or otherwise), and (ii) have engaged, prior to the date hereof, and are expected to engage, on and after the date hereof, in other transactions with and with respect to, in each case, Persons engaged in businesses that may overlap in target markets, service similar customer bases or directly or indirectly interact or impact the day-to-day business of the Company with and its Subsidiaries as conducted from time to time.  The Company and the Members agree that any involvement, engagement or participation of PT Holdco and its Affiliates (including any PT Holdco Nominee) in such investments, transactions and businesses, shall not be deemed wrongful or improper or to violate any duty express or implied under applicable Law so long as the companies and businesses in question are not directly competitive with the Company.

(b)                                 The Company and each Member hereby renounce any interest or expectancy in any business opportunity, transaction or other matter in which PT Holdco or any of its Affiliates participates or desires or seeks to participate and that involves any aspect of the Business (each, a “Business Opportunity”) other than a Business Opportunity that (i) is presented to a PT Holdco Nominee solely in such individual’s capacity as a Manager, Officer or other representative or agent of the Company or (ii) is identified by PT Holdco solely through the disclosure of information by or on behalf of the Company to a PT Holdco Nominee (solely in each such individual’s capacity as a Manager, Officer or other representative or agent of the Company) (each Business Opportunity other than those referred to in clauses (i) or (ii) are referred to as a “Renounced Business Opportunity”).  PT Holdco shall not have any obligation to communicate or offer any Renounced Business Opportunity to the Company or its Affiliates, Members, Managers, Officers, or employees, and PT Holdco may pursue for itself or direct, sell, assign or transfer to a Person other than the Company any Renounced Business Opportunity.

(c)                                  Each of the Company and the Members hereby agrees that any claims against, actions, rights to sue, other remedies or other recourse to or against PT Holdco, any Covered Person or any of their respective Affiliates for or in connection with any such investment activity or other transaction activity or other matters described in Section 8.6(a) or (b), or activities related to any of the foregoing, whether arising in common law or equity or created by rule of law, statute, constitution, contract (including this Agreement) or otherwise, are expressly released and waived by the Company and its Affiliates, Members, Managers, Officers, and employees, in each case to the fullest extent permitted by Law.

(d)                                 Notwithstanding anything in this Agreement to the contrary, each of the Company and the Members acknowledges and agrees that PT Holdco and its Affiliates (including any PT Holdco Nominees) have obtained, prior to the date hereof, and are expected to obtain, on and after the date hereof, confidential information from other companies in connection with the activities and transactions described in Section 8.6(a) or (b) or otherwise.  Each of the Company and the Members hereby agrees that (i) neither PT Holdco nor its Affiliates (including any PT Holdco Nominees) has any obligation to use in connection with the business, operations, management or other activities of the Company or to furnish to the Company or any Member any such confidential information (except to the extent such information as presented to a PT Holdco Nominee in such individual’s capacity as a Manager, Officer or other representative or agent of the Company), and (ii) that any claims against, actions, rights to sue, other remedies or other recourse to or against PT Holdco, any Covered Person or any of their respective Affiliates (including any PT Holdco Nominees) for or in connection with any such failure to use or to furnish such confidential information, whether arising in common law or equity or created by rule of law, statute, constitution, contract (including this Agreement) or otherwise, are expressly released and waived by the Company and each Member, to the fullest extent permitted by Law.

8.7                               Acknowledgement and Release Relating to Matters Requiring Member Approval.  Notwithstanding anything in this Agreement to the contrary, each of the Company and the Members acknowledges and agrees that each Member, in its capacity as a Member, may decide or determine any matter subject to such Member’s approval pursuant the provisions of this Agreement in such Member’s sole and absolute discretion, and in making such decision or determination such Member shall have no fiduciary duty, to any other Member or to the Company, it being the intent of all Members that each Member, in its capacity as a Member, has the right to make such determination solely on the basis of its own interests.  Each of the Company and the Members hereby agrees that any claims against, actions, rights to sue, other remedies or other recourse to or against any Member or any of such Member’s Affiliates (including, in the case of PT Holdco, each PT Holdco Nominee) for or in connection with any such decision or determination, in each case whether arising in common law or equity or created by rule of law, statue, constitution, contract (including this Agreement) or otherwise, are in each case expressly released and waived by the Company and each Member, to the fullest extent permitted by Law, as a condition of, and as part of the consideration for, the execution of this Agreement and any related agreement, and the incurring by the Members of the obligations provided in such agreements.

8.8                               Amendment, Modification or Repeal.  All amendments, modifications or repeals shall be prospective only and shall not in any way affect the limitations on the liability of the Members, the Covered Persons or any of their respective Affiliates under such provisions as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

ARTICLE 9
LIMITATION OF LIABILITY AND INDEMNIFICATION

9.1                               Limitation of Liability and Indemnification of the Covered Persons.

(a)                                 Notwithstanding any other terms of this Agreement, whether express or implied, or any obligation or duty at Law or in equity, and, to the fullest extent permitted by Law, none of the Covered Persons shall be liable to the Company or to any Member for losses sustained or liabilities incurred as a result of any act or omission in connection with the Company’s business (in relation to the Company, any transaction, any investment or any business decision or action, including for breach of contract or breach of duties) taken or omitted by a Covered Person unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such act or omission, and taking into account the acknowledgments and agreements set forth in this Agreement (including Section 8.6 and Section 8.7), such Covered Person acted in bad faith, with recklessness or gross negligence, engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that such Covered Person’s conduct was unlawful.

(b)                                 Any Covered Person acting for, on behalf of or in relation to, the Company in respect of any transaction, any investment or any business decision or action or otherwise shall be entitled to rely in good faith on the provisions of the applicable transaction document and on the advice of counsel, accountants and other professionals that is provided to the Company or such Covered Person, and such Covered Person shall not be liable to the Company or to any Member for such Covered Person’s reliance on any transaction document or such advice, provided, that there has not been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such reliance, and taking into account the acknowledgments and agreements set forth in this Agreement (including Section 8.6 and Section 8.7), such Covered Person acted in bad faith, with recklessness or gross negligence, engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that such Covered Person’s conduct was unlawful.  The provisions of any transaction document, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person otherwise existing at Law or in equity, are agreed by the Members to replace, to the fullest extent permitted by applicable Law, such duties and liabilities existing at Law or in equity of such Covered Person. This Section 9.1(b) does not create any duty or liability of a Covered Person that does not otherwise exist at Law or in equity.

(c)                                  Each Covered Person (regardless of such person’s capacity and regardless of whether another Covered Person is entitled to indemnification) shall be indemnified and held harmless by the Company (but only to the extent of the Company’s assets), to the fullest extent permitted under applicable Law, from and against any and all loss, liability and expense (including taxes; penalties; judgments; fines; amounts paid or to be paid in settlement; costs of investigation and preparations; and fees, expenses and disbursements of attorneys, whether or not the dispute or proceeding involves the Company or any Manager or Member) reasonably incurred or suffered by any such Covered Person in connection with the activities of the Company, provided, that such Covered Person shall not be so indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which such Covered Person is seeking indemnification or seeking to be held harmless hereunder, and taking into account the acknowledgments and agreements set forth in this Agreement (including Section 8.6 and Section 8.7), such Covered Person acted in bad faith, with recklessness or gross negligence, engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that such Covered Person’s conduct was unlawful.  A Covered Person shall not be denied indemnification in whole or in part under this Section 9.1 because such Covered Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(d)                                 Each Covered Person may rely, and shall incur no liability in acting or refraining from acting in good faith, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, paper, document, signature or writing reasonably believed by it to be genuine, and may rely on a certificate signed by an officer, agent or representative of any Person in order to ascertain any fact with respect to such person or within such Person’s knowledge, in each case unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such reliance, action or inaction, such Covered Person acted in bad faith, with recklessness or gross negligence, engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that such Covered Person’s conduct was unlawful.

(e)                                  NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, TO THE FULLEST EXTENT PERMITTED BY LAW, NEITHER THE COMPANY NOR ANY COVERED PERSON SHALL BE LIABLE TO THE COMPANY, TO ANY MEMBER OR TO ANY OTHER PERSON MAKING CLAIMS ON BEHALF OF THE FOREGOING FOR CONSEQUENTIAL, EXEMPLARY, PUNITIVE, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES, INCLUDING DAMAGES FOR LOSS OF PROFITS, LOSS OF USE OR REVENUE OR LOSSES BY REASON OF COST OF CAPITAL, ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE BUSINESS OF THE COMPANY, THE GRANTING OR WITHHOLDING OF ANY APPROVAL REQUIRED HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHETHER BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, VIOLATION OF ANY APPLICABLE DECEPTIVE TRADE PRACTICES ACT OR SIMILAR LAW OR ANY OTHER LEGAL OR EQUITABLE DUTY OR PRINCIPLE, AND THE COMPANY AND EACH COVERED PERSON RELEASE EACH OF THE OTHER SUCH PERSONS FROM LIABILITY FOR ANY SUCH DAMAGES.

(f)                                   The obligations of the Company to the Covered Persons provided in this Agreement or arising under Law are solely the obligations of the Company, and no personal liability whatsoever shall attach to, or be incurred by, any Member or other Covered Person for such obligations, to the fullest extent permitted by Law.  The obligations of each Member provided in this Agreement or arising under Law are solely the obligations of such Member, and no personal liability whatsoever shall attach to, or be incurred by, any other Covered Person for such obligations, to the fullest extent permitted by Law.  Where the foregoing provides that no personal liability shall attach to or be incurred by a Covered Person, any claims against or recourse to such Covered Person for or in connection with such liability, whether arising in common law or equity or created by rule of law, statute, constitution, contract or otherwise, are expressly released and waived under this Agreement, to the fullest extent permitted by Law, as a condition of, and as part of the consideration for, the execution of this Agreement, and the incurring by the Company or such Member of the obligations provided in such agreements.

(g)                                  Unless otherwise expressly provided in this Agreement, whenever a conflict of interest exists or arises between a Covered Person or any of its Affiliates, on the one hand, and the Company or another Member, on the other, any resolution or course of action by such Covered Person or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Members, and shall not constitute a breach of this Agreement or of any duty stated or implied by law or equity, if the resolution or course of action in respect of such conflict of interest is (i) approved by the disinterested Members holding 50% of the then outstanding Series A Units other than the units held by the Covered Person or its Affiliates, (ii) determined by such Covered Person in accordance with the provisions of Section 9.1(b) above to be on terms no less favorable to the Company than those generally being provided to or available from unrelated third parties or (iii) determined by such Covered Person in accordance with the provisions of Section 9.1(b) above to be fair and reasonable to the Company, taking into account the totality of the relationships among the parties involved (including other transactions that may be particularly favorable or advantageous to the Company).  If the resolution or course of action taken with respect to a conflict of interest is determined by the Board to satisfy either of the standards set forth in clauses (ii) or (iii) above, then it shall be presumed that, in making such decision, the Board acted in good faith, and in any proceeding brought by any Member or by or on behalf of such Member or any other Member or the Company challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption.

(h)                                 Nothing in this Section 9.1 shall be deemed to limit or waive any rights that any Person has for breach of contract under the terms of this Agreement; provided, however, that each Member acknowledges that it is not relying upon any other Member or any of such other Member’s Affiliates, or any of such other Member’s or such other Member’s Affiliates’ respective stockholders, partners, members, directors, officers or employees, in making its investment or decision to invest in the Company or in monitoring such investment.

9.2                               Advance of Expenses.  The Company shall advance all expenses (including reasonable attorneys’ fees) incurred by a Covered Person in defending any proceeding prior to the final disposition of such proceeding upon written request of such Person and delivery of an undertaking (which may be unsecured) by such Person to repay such amount if it shall ultimately be determined that such Person is not entitled to be indemnified by the Company.

9.3                               Procedure for Indemnification.  Any indemnification or advance of expenses under this Article 9 shall be made only against a written request therefor submitted by or on behalf of the person seeking such indemnification or advance.  All expenses (including reasonable attorneys’ fees) incurred by such person in connection with successfully establishing such person’s right to indemnification or advance of expenses under this Article 9, in whole or in part, shall also be indemnified by the Company.

9.4                               Contract Right; Non-Exclusivity; Survival.

(a)                                 The rights to indemnification and advance of expenses provided by this Article 9 shall be deemed to be separate contract rights between the Company and each Covered Person who serves in any such capacity at any time while these provisions are in effect, and no repeal or modification of any of these provisions shall adversely affect any right or obligation of such Covered Person existing at the time of such repeal or modification with respect to any state of facts then or previously existing or any proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts.

(b)                                 The rights to indemnification and advance of expenses provided by this Article 9 shall not be deemed exclusive of any other indemnification or advance of expenses to which a Covered Person seeking indemnification or advance of expenses may be entitled.

(c)                                  The rights to indemnification and advance of expenses provided by this Article 9 to any Covered Person shall inure to the benefit of the heirs, executors and administrators of such person.

9.5                               Insurance.

The Company may maintain insurance to protect itself and any Covered Person against any liability asserted against such Person and incurred by such Person or on such Person’s behalf whether or not the Company would have the power to indemnify such Person against such liability under the provisions of Section 9.1.

9.6                               Interpretation; Severability.

References to the Company in this Article 9 shall be deemed to be references to the Company and its Subsidiaries.  If this Article 9 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each Covered Person of the Company as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company, to the fullest extent permitted by any applicable portion of this Article 9 that shall not have been invalidated.

ARTICLE 10
CERTAIN AGREEMENTS OF THE COMPANY AND MEMBERS

10.1                        Maintenance of Books.  The Company shall keep or cause to be kept at its principal office complete and accurate books and records of the Company, supporting documentation of the transactions with respect to the conduct of the Company’s business and minutes of the proceedings of the Board and any of the Members.  The Company’s financial books and records shall be maintained on a full cost accounting basis unless otherwise agreed by the entire Board.  The Company shall at all times maintain the necessary qualified accounting and financial personnel to adequately maintain and produce the GAAP financial statements. The records shall include complete and accurate information regarding the state of the business and financial condition of the Company; a copy of the Certificate and this Agreement and all amendments thereto; a current list of the names and last known business, residence or mailing addresses of all Members; and the Company’s federal, state and local tax returns for the Company’s six most recent tax years.

10.2                        Financial Reports and Access to Information.  Each holder of Series A Units shall be entitled to receive the following information from the Company:

(a)                                 Within 60 days after the end of each fiscal quarter, an unaudited balance sheet as of the end of such quarter and the related unaudited income statement prepared in accordance with GAAP (with the exception of normal year-end adjustments and absence of footnotes), consistently applied, together with a comparison of the unaudited income statement to the Annual Budget for such periods.

(b)                                 Promptly after the occurrence of any material event with respect to the business or financial condition of the Company or its Subsidiaries, notice of such event on a Form 8-K, if applicable.

(c)                                  In addition to the requirements above, the Company will promptly provide PT Holdco and Ashford all financial information it possesses that Ashford reasonably requires in connection with Ashford’s disclosure obligations to the Securities and Exchange Commission and any stock exchange on which the shares of Ashford or its Affiliates are traded.  If necessary, the Company will promptly provide Ashford any and all financial information it possesses to allow for Ashford or its Affiliates to include the Company in consolidated financial results in any required financial statements. All financial information necessary for Ashford or its Affiliates’ closing processes shall be provided by the Company on a monthly basis by the seventh day of the following month. The Company will provide all management representation letters that may be required of auditors of Ashford and its Affiliates in connection with the foregoing. Furthermore, Ashford’s auditors and other representatives shall have the right to perform compliance audits to ensure compliance with Securities and Exchange Commission standards.

10.3                        Annual Budget.  The Officers of the Company shall present to the Board, at least sixty (60) days before the beginning of each fiscal year of the Company, a reasonably detailed consolidated annual budget, including a consolidated annual capital expenditure forecast.  The budget for any fiscal year, as so approved, is referred to as the “Annual Budget.”

10.4                        Accounts.  The Company shall establish one or more separate bank and investment accounts and arrangements for the Company, which shall be maintained in the Company’s name with financial institutions and firms that the Board may determine.  The Company may not commingle the Company’s funds with the funds of any Member or any Affiliate of a Member.

10.5                        Information.

(a)                                 No Member shall be entitled to obtain any information relating to the Company except as expressly provided in this Agreement or to the extent required by the DLLCA; and to the extent a Member is so entitled to such information, such Member shall be subject to the provisions of Section 10.5(b).  Each Manager (including the Board Observer) shall have access to all information regarding the Company subject to the provisions of Sections 8.2(b) and 10.5(b).

(b)                                 Each Member agrees that all Confidential Information shall be kept confidential by such Member and shall not be disclosed by such Member in any manner whatsoever; provided, however, that (i) any of such Confidential Information may be disclosed to such Member’s Affiliates and to partners; members; stockholders; prospective partners, members, and stockholders; managers; directors; officers; employees; and authorized representatives (including attorneys, accountants, consultants, bankers and financial advisors) of such Member and of such Member’s Affiliates (collectively, for purposes of this Section 10.5(b), “Representatives”), each of which Representatives shall be bound by the provisions of this Section 10.5(b) or substantially similar terms; (ii) any disclosure of Confidential Information may be made to the extent to which the Company consents in writing; (iii) any disclosure may be made of the terms of a Member’s investment in the Company pursuant to this Agreement and the performance of that investment to the extent in compliance with applicable Law (whether in the Member’s fundraising materials or otherwise); (iv) Confidential Information may be disclosed by a Member or Representative to the extent reasonably necessary in connection with such Member’s enforcement of its rights under this Agreement; and (v) Confidential Information may be disclosed by any Member or Representative to the extent that the Member or Representative has received advice from its counsel that it is legally compelled to do so; provided, that, the Member or Representative, as the case may be, must promptly notify the Company of such disclosure and, if reasonably requested by the Company, make reasonable efforts to assist the Company, at the Company’s sole expense, in preserving the confidentiality of the Confidential Information, including seeking a protective order to prevent the requested disclosure and provided, further, that the Member or Representative, as the case may be, discloses only that portion of the Confidential Information as is, based on the advice of its counsel, legally required.

ARTICLE 11
TAXES

11.1                        Tax Returns.  The Company shall prepare and timely file all U.S. federal, state and local and foreign tax returns required to be filed by the Company.  Unless otherwise agreed by the Board, any income tax return of the Company shall be prepared by an independent public accounting firm of recognized standing selected by the Board.  Each Member shall furnish to the Company all pertinent information in its possession relating to the Company’s operations that is necessary to enable the Company’s tax returns to be timely prepared and filed.  Following the end of a fiscal year, the Company shall deliver to each Member by May 15 of the subsequent fiscal year a Schedule K-1 together with such additional information as may be required by the Members in order to file their individual returns reflecting the Company’s operations.  The Company shall bear the costs of the preparation and filing of its tax returns.

11.2                        Tax Partnership.  It is the intention of the Members that the Company be classified as a partnership for U.S. federal income tax purposes.  Neither the Company nor any Member shall make an election for the Partnership to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law or to be classified as other than a partnership pursuant to Treasury Regulation Section 301.7701-3.

11.3                        Tax Elections.  The Company shall make the following elections on the appropriate forms or tax returns:

(a)                                 to adopt the calendar year as the Company’s fiscal year, if permitted under the Code;

(b)                                 to adopt the accrual method of accounting and to keep the Company’s books and records on the U.S. federal income tax method;

(c)                                  if there shall be a distribution of Company property as described in Section 734 of the Code or if there shall be a transfer of a Membership interest as described in Section 743 of the Code, to elect, pursuant to Section 754 of the Code, to adjust the basis of Company properties;

(d)                                 to elect to amortize the organizational expenses of the Company as permitted by Code Section 709(b); and

(e)                                  any other election the Board may deem appropriate and in the best interests of the Members.

11.4                        Tax Matters Member.

(a)                                 For partnership taxable years beginning before the new partnership audit rules (which are set forth in Subchapter C of Chapter 63 of Subtitle F of the Code (Sections 6221 through 6241 of the Code as amended by the Bipartisan Budget Act of 2015) that are generally effective for tax years beginning after December 31, 2017) are in effect, the tax matters partner of the Company pursuant to Code Section 6231(a)(7) shall be a Member designated from time to time by the Board subject to replacement by the Board.  (Any Member who is designated as the tax matters partner is referred to herein as the “Tax Matters Member”).  The initial Tax Matters Member will be PT Holdco.  The Tax Matters Member shall take such action as may be necessary to cause to the extent possible each other Member to become a notice partner within the meaning of Code Section 6231(a)(8).  The Tax Matters Member shall inform each other Member of all significant matters that may come to its attention in its capacity as Tax Matters Member by giving notice thereof on or before the fifth day after becoming aware thereof and, within that time, shall forward to each other Member copies of all significant written communications it may receive in that capacity.

(b)                                 The Tax Matters Member shall take no action without the authorization of the Board, other than such action as may be required by Law.  Any cost or expense incurred by the Tax Matters Member in connection with its duties, including the preparation for or pursuance of administrative or judicial proceedings, shall be paid by the Company.

(c)                                  The Tax Matters Member shall not enter into any extension of the period of limitations for making assessments on behalf of the Members without first obtaining the consent of each Member, which consent shall not be unreasonably withheld.  The Tax Matters Member shall not bind any Member to a settlement agreement without obtaining the consent of such Member.  Any Member that enters into a settlement agreement with respect to any Company item (within the meaning of Code Section 6231(a)(3)) shall notify the other Members of such settlement agreement and its terms within ninety (90) days from the date of the settlement.

(d)                                 No Member shall file a request pursuant to Code Section 6227 for an administrative adjustment of Company items for any taxable year without first notifying the other Members.  If the Board consents to the requested adjustment, the Tax Matters Member shall file the request for the administrative adjustment on behalf of the Members.  If such consent is not obtained within thirty (30) days from such notice, or within the period required to timely file the request for administrative adjustment, if shorter, any Member, including the Tax Matters Member, may file a request for administrative adjustment on its own behalf.  Any Member intending to file a petition under Code Sections 6226 or 6228 or other Code Section with respect to any item involving the Company shall notify the other Members of such intention and the nature of the contemplated proceeding.  In the case where the Tax Matters Member is the Member intending to file such petition on behalf of the Company, such notice shall be given within a reasonable period of time to allow the other Members to participate in the choosing of the forum in which such petition will be filed.

(e)                                  If any Member intends to file a notice of inconsistent treatment under Code Section 6222(b), such Member shall give reasonable notice under the circumstances to the other Members of such intent and the manner in which the Member’s intended treatment of an item is (or may be) inconsistent with the treatment of that item by the other Members.

(f)                                   With the consent of all Members (which consent shall not be unreasonably withheld), the Tax Matters Member shall have authority to and shall (i) take any action on behalf of the Company that must or may be taken by it under the provisions of Subchapter C of Chapter 63 of the Code as such provisions take effect for partnership taxable years during which the new partnership audit rules (which are set forth in Subchapter C of Chapter 63 of Subtitle F of the Code (Sections 6221 through 6241 of the Code as amended by the Bipartisan Budget Act of 2015) that are generally effective for tax years beginning after December 31, 2017) are in effect (the “New Partnership Tax Audit Rules”), and any corresponding provisions of state, local or foreign law (collectively “Partnership Tax Audit Rules”), (ii) file any request for an administrative adjustment on behalf of the Company pursuant to Partnership Tax Audit Rules (including but not limited to Section 6227 of the New Partnership Audit Rules), (iii) make any election or take any other action to exclude or exempt the Company from liability with respect to any determination of any governmental authority under Partnership Tax Audit Rules (including but not limited to electing the application of Section 6226(a) of the New Partnership Tax Audit Rules with respect to any partnership adjustment or imputed underpayment), (iv) file any petition or take any similar action and conduct any administrative or judicial review or appeal with respect to any partnership adjustment or similar determination of any governmental authority with respect to any tax (including but not limited to filing a petition pursuant to Section 6234 of the New Partnership Tax Audit Rules), and (v) take any action to collect from any Member its liability for any imputed underpayment or similar liability for tax under this Agreement or any Partnership Tax Audit Rules (including but not limited to Sections 6232 and 6233 of the New Partnership Tax Audit Rules).   Unless directed otherwise by the Board, the Tax Matters Member shall elect or take such other requisite action to exclude or exempt the Company from application of Partnership Tax Audit Rules (including but not limited to an election pursuant to Section 6221(b) of the New Partnership Tax Audit Rules or otherwise).  The Tax Matters Member is designated as the representative of the Company under Section 6223(a) of the New Partnership Tax Audit Rules.  Notwithstanding anything in this Agreement to the contrary, each Member shall be liable for and, promptly upon demand by the Tax Matters Member, pay to the Company such Member’s share (as reasonably determined by the Tax Matters Member in good faith) of any imputed underpayment of tax imposed on Members in their capacities as such and any interest and penalties relating thereto imposed on the Company as a result of any partnership adjustment or other proceeding with substantially similar effect under Partnership Tax Audit Rules.

ARTICLE 12
DISSOLUTION, WINDING-UP AND TERMINATION

12.1                        Dissolution.

(a)                                 Subject to Section 12.1(b), the Company shall be liquidated and its affairs shall be wound up on the first to occur of the following events (each a “Liquidation Event”) and no other event shall cause the Company’s dissolution:

(i)                                     the consent of the Board in accordance with Article 8;

(ii)                                  at any time when there are no Members; and

(iii)                               entry of a decree of judicial dissolution of the Company under the DLLCA.

(b)                                 Except as otherwise provided in this Section 12.1, to the maximum extent permitted by the DLLCA, the death, retirement, Resignation, expulsion, Bankruptcy or dissolution of a Member or the commencement or consummation of separation proceedings shall not constitute a Liquidation Event and, notwithstanding the occurrence of any such event or circumstance, the business of the Company shall be continued without dissolution.

12.2                        Winding-Up and Termination.  On the occurrence of a Liquidation Event, the Board may select one or more Persons to act as liquidator or may itself act as liquidator.  The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the DLLCA.  The costs of winding up shall be borne as a Company expense, including reasonable compensation to the liquidator if approved by the Board.  Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Board.  The steps to be accomplished by the liquidator are as follows:

(a)                                 as promptly as possible after dissolution and again after final winding up, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations;

(b)                                 the liquidator shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in winding up) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

(c)                                  all remaining assets of the Company shall be distributed to the Members as follows:

(i)                                     the liquidator may sell any or all Company property, including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the Capital Accounts of the Members in accordance with the provisions of Article 6;

(ii)                                  with respect to all Company property that has not been sold, the fair market value of that property shall be determined and the Capital Accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in property that has not been reflected in the Capital Accounts previously would be allocated among the Members if there were a taxable disposition of that property for the fair market value of that property on the date of distribution; and

(iii)                               all of the Company’s assets, including property, shall be distributed among the Members in accordance with Section 6.1(c) and those distributions shall be made by the end of the taxable year of the Company during which the liquidation of the Company occurs (or, if later, ninety (90) days after the date of the liquidation).

All distributions in kind to the Members shall be made subject to the liability of each distributee for costs, expenses and liabilities theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses and liabilities shall be allocated to the distributee pursuant to this Section 12.2.  The distribution of cash or property to the Members in accordance with the provisions of this Section 12.2 constitutes a complete return to such Member of its Capital Contributions and a complete distribution to the Members of its Membership Interests (including Units) and all the Company’s property and constitutes a compromise to which all Members have consented.  To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

12.3                        Deficit Capital Accounts.  No Member shall be required to pay to the Company, to any other Member or to any third party any deficit balance which may exist from time to time in the Member’s Capital Account.

12.4                        Certificate of Dissolution.  On completion of the distribution of Company assets as provided herein, the Board (or such other Person or Persons as the DLLCA may require or permit) shall file a Certificate of Dissolution with the Secretary of State of Delaware, cancel any other filings made pursuant to Section 2.5, and take such other actions as may be necessary to terminate the existence of the Company.  Upon the effectiveness of the Certificate of Dissolution, the existence of the Company shall cease, except as may be otherwise provided by the DLLCA or other applicable Law.

ARTICLE 13
GENERAL PROVISIONS

13.1                        Offset.  Whenever the Company is to pay any sum to any Member, any undisputed, liquidated amounts that such Member, in its capacity as a Member, owes the Company, whether pursuant to this Agreement or another document, may be deducted from that sum before payment.

13.2                        Notices.

(a)                                 Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, telecopied or delivery via electronic mail and confirmed, or mailed by certified mail, return receipt requested, or nationally recognized overnight delivery service with proof of receipt maintained, at the following addresses (or any other address that any such party may designate by written notice to the other parties):

(i)                                     if to the Company, at:

Presentation Technologies, LLC

c/o AHA Service Management, LLC
14185 Dallas Parkway, Suite 1100

Dallas, TX  75254

Attn: David Brooks, General Counsel

Email: dbrooks@ashfordinc.com

With a copy to:

PT Holdco, LLC

c/o AHA Service Management, LLC
14185 Dallas Parkway, Suite 1100

Dallas, TX  75254

Attn: David Brooks, General Counsel

Email: dbrooks@ashfordinc.com

(ii)                                  if to a Member, to the address given for the Member on Schedule I hereto; and

(iii)                               if to an additional Member or a holder of Membership Interests or Units that has not been admitted as a Member, to the address given for such Member or holder in an Addendum Agreement.

Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by electronic mail, be deemed received on the day of delivery and confirmation; shall, if delivered by telecopy, be deemed received on the first business day following confirmation; shall, if delivered by certified mail, be deemed received upon the earlier of actual receipt thereof or five (5) business days after the date of deposit in the United States mail, as the case may be; and shall, if delivered by nationally recognized overnight delivery service, be deemed received the first (1st) business day after the date of deposit with the delivery service.

(b)                                 Whenever any notice is required to be given by Law, the Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

13.3                        Entire Agreement; Supersedure.  This Agreement (including the Exhibits and Schedules) constitutes the entire agreement of the Members relating to the Company and supersedes all prior contracts or agreements with respect to the Company, whether oral or written.

13.4                        Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company.  Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

13.5                        Amendment or Restatement.  This Agreement (including any Exhibit or Schedule hereto) and the Certificate may be amended, modified, supplemented or restated, and any provisions of this Agreement or the Certificate may be waived with the approval PT Holdco; provided, however, (i) that any such amendment, modification, supplement, restatement or waiver that would by its explicit terms require a Capital Contribution to the Company by any Member shall require the prior written consent of such Member; (ii) any amendment, modification, supplement, restatement or waiver that by its explicit terms would alter or change the rights, obligations, powers or preferences of any Member in a disproportionate and adverse manner compared to other Members shall require the prior written consent of such Member so disproportionately and adversely affected (which, for the avoidance of doubt, includes but is not limited to any such actions with respect to Sections 8.2, 8.6 and the first sentence of this Section 13.5) and (iii) any amendment, modification, supplement, waiver or restatement of Article 7 shall require the written approval of both PT Holdco and PT Intermediate.  The execution of an Addendum Agreement in connection with an issuance or transfer of Units made in accordance with the terms of this Agreement and changes to Schedule I hereof to reflect such transfers or issuances shall not be considered amendments to this Agreement and shall not require approval hereunder.  Notwithstanding anything to the contrary in this Section 13.5, if (i) the provisions of Proposed Treasury Regulation Section 1.83-3 and related sections and the proposed Revenue Procedure described in IRS Notice 2005-43, as proposed by the Internal Revenue Service on May 24, 2005, or provisions similar thereto, or (ii) the amendments to Treasury Regulations §§ 1.704-1 and 1.704-3 proposed on January 22, 2003 (and corrected on March 28, 2003) are adopted as final (or temporary) rules (the “New Rules”), the Managers are authorized to make such amendments to this Agreement (including provision for any safe harbor election authorized by the New Rules) as the Managers may determine to be necessary or advisable to comply with or reflect the New Rules; provided, that such amendments do not materially alter the economic rights or control rights of the Members under this Agreement other than the timing of distributions pursuant to Section 6.1(b).  Except as required by Law, no amendment, modification, supplement, discharge or waiver of or under this Agreement shall require the consent of any person not a party to this Agreement.

13.6                        Binding Effect.  Subject to the restrictions on Dispositions set forth in this Agreement, this Agreement shall be binding upon and shall inure to the benefit of the Company and each Member and their respective heirs, permitted successors, permitted assigns, permitted distributees and legal representatives; and by their signatures hereto, the Company and each Member intends to and does hereby become bound.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective permitted successors and assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained.  The rights under this Agreement may be assigned by a Member to a transferee of all or a portion of such Member’s Units transferred in accordance with this Agreement (and shall be assigned to the extent this Agreement requires such assignment), but only to the extent of such Units so transferred; it being understood that the assignment of any rights under this Agreement shall not constitute admission to the Company as a Member unless and until such transferee is duly admitted as a Member in accordance with this Agreement.

13.7                        Governing Law; Severability; Limitation of Liability.

(a)                                 THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

(b)                                 The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in Delaware, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a party to this Agreement may become involved.    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(c)                                  In the event of a direct conflict between the provisions of this Agreement and (i) any provision of the Certificate or (ii) any mandatory, non-waivable provision of the DLLCA, such provision of the Certificate or the DLLCA shall control.  If any provision of the DLLCA provides that it may be varied or superseded in the agreement of a limited liability company (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter.

(d)                                 The Members agree that they have been or have had the opportunity to be represented by legal counsel during the negotiation, preparation and execution of this Agreement. The Members waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(e)                                  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future Laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.  Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

13.8                        Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, the Company and each Member shall execute and deliver all such future instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and the intention of the parties as expressed herein.

13.9                        Counterparts.  This Agreement may be executed in any number of counterparts (including facsimile counterparts), all of which together shall constitute a single instrument.

Remainder of Page Left Blank

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBERS:

PT HOLDCO, LLC

By: AHA Service Management, LLC, Manager

By: Ashford Advisors, Inc., its sole member

By:
Name:	David Brooks
Title:	Chief Operating Officer

PT INTERMEDIATE, LLC

By:
Name:
Title:

SIGNATURE PAGE

PRESENTATION TECHNOLOGIES, LLC
AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT A

DEFINED TERMS

“Accredited Investor” has the meaning ascribed to such term in the regulations promulgated under the Securities Act.

“Addendum Agreement” is defined in Section 7.6(a).

“Additional Member” means any Person who acquires newly issued Units from the Company and is admitted to the Company as a Member pursuant to the provisions of Section 7.6.

“Additional Securities” has the meaning set forth in Section 3.6(a).

“Adjusted Capital Account” means the Capital Account maintained for each Unitholder, (a) increased by any amounts that such Unitholder is obligated to restore or is treated as obligated to restore under Treasury Regulation Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5) and (b) decreased by any amounts described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) with respect to such Unitholder.  The Adjusted Capital Accounts shall be maintained in a manner that facilitates the determination of that portion of each Adjusted Capital Account attributable to each series of Units.

“Affiliate” means, when used with respect to a specified Person, any Person which (a) directly or indirectly Controls, is Controlled by or is Under Common Control with such specified Person or  (b) is an officer, director, general partner, trustee or manager of such specified Person. For purposes of this Agreement, Remington Holdings, LP and its Affiliates shall be deemed to be Affiliates of PT Holdco.

“Agreement” means this Amended and Restated Limited Liability Company Agreement of the Company, as amended and restated from time to time.

“Annual Budget” is defined in Section 10.3.

“Ashford” means Ashford, Inc., a Maryland corporation.

“Ashford Indemnification Claim” means a claim by a “Buyer Indemnified Party” (as defined in the Unit Purchase Agreement) for indemnification pursuant to the Unit Purchase Agreement.

“Assumed Tax Liability” is defined in Section 6.1(b).

“Available Cash” shall mean the Company’s net profits, after payment of or set-aside for the Company’s expenses and other liabilities and reservation for all debt obligations, a minimum working capital balance and tax distributions to the Members, as determined in the reasonable discretion of the Board.

“Bankruptcy” or “Bankrupt” means with respect to any Person, that (a) such Person (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for such Person a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such

EXHIBIT A-1

Person in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person’s properties; or (b) against such Person, a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law has been commenced and one hundred twenty (120) days have expired without dismissal thereof or with respect to which, without such Person’s consent or acquiescence, a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person’s properties has been appointed and ninety (90) days have expired without the appointment’s having been vacated or stayed, or ninety (90) days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

“Board” is defined in Section 8.1.

“Book Value” means, with respect to any property, such property’s adjusted basis for federal income tax purposes, except as follows:

(a)                                 The initial Book Value of any property contributed by a Member to the Company shall be the fair market value of such property as reasonably determined by the Board at the time of such contribution;

(b)                                 The Book Values of all properties shall be adjusted to equal their respective fair market values as determined by the Board in connection with (i) the acquisition of an interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution to the Company, the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a member capacity or by a new Member acting in a member capacity or in anticipation of being a Member, (ii) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company, or (iii) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g)(1) (other than pursuant to Section 708(b)(1)(B) of the Code);

(c)                                  The Book Value of property distributed to a Member shall be the fair market value of such property as determined by the Board; and

(d)                                 The Book Value of all property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such property pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m) and clause (f) of the definition of Profits and Losses; provided, however, Book Value shall not be adjusted pursuant to this clause (d) to the extent the Board determines that an adjustment pursuant to clause (b) hereof is necessary or appropriate in connection with the transaction that would otherwise result in an adjustment pursuant to this clause (d).

If the Book Value of property has been determined or adjusted pursuant to clauses (a), (c) or (e) hereof, such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such property for purposes of computing Profits and Losses and other items allocated pursuant to Article 6.

“Business Opportunity” is defined in Section 8.6(b).

EXHIBIT A-2

“Capital Account” means the account to be maintained by the Company for each Member pursuant to Section 5.4.

“Capital Contribution” means with respect to any Member, the amount of money and the initial Book Value of any property (other than money) contributed to the Company by such Member net of liabilities secured by the contributed property that the Company is considered to assume or take subject to under Code Section 752.  Any reference in this Agreement to the Capital Contribution of a Member shall include a Capital Contribution of his predecessors in interest.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all ownership interests in a limited liability company, partnership or other Person (other than a corporation), and any and all warrants, options or other rights to purchase or acquire any of the foregoing.

“Certificate” means the Certificate of Formation of the Company, as amended from time to time.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.  All references herein to sections of the Code shall include any corresponding provision or provisions of succeeding Law.

“Company” means Presentation Technologies, LLC, a Delaware limited liability company.

“Confidential Information” means all confidential and proprietary information (irrespective of the form of communication) obtained by or on behalf of a Member from the Company or its representatives, other than information which (a) was or becomes generally available to the public other than as a result of a breach of this Agreement by such Member, (b) was or becomes available to such Member on a nonconfidential basis prior to disclosure to the Member by the Company or its representatives, (c) was or becomes available to the Member from a source other than the Company and its representatives, provided, that such source is not known by such Member to be bound by a confidentiality agreement with the Company governing such information, or (d) is independently developed by such Member without the use of any such information received under this Agreement.

“Control,” including the correlative terms “Controlling,” “Controlled by” and “Under Common Control with” means possession, directly or indirectly (through one or more intermediaries), of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Covered Person” means each current and former Member, Tax Matters Member, Manager, Officer, PT Holdco Nominee and each of their and the Company’s respective Affiliates, officers, directors, liquidators, partners, stockholders, managers, members and employees, in each case whether or not such Person continues to have the applicable status referred to above.

“Creditors’ Rights” means applicable bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors’ rights generally and to general principles of equity.

“Depreciation” means, for each taxable year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for Federal income tax purposes with respect to property for such taxable year, except that (a) with respect to any property the Book Value of which differs from its adjusted tax basis for Federal income tax purposes and which difference is being eliminated by use of the remedial allocation method pursuant to Treasury Regulation Section 1.704-3(d), Depreciation for such

EXHIBIT A-3

taxable year shall be the amount of book basis recovered for such taxable year under the rules prescribed by Treasury Regulation Section 1.704-3(d)(2), and (b) with respect to any other property the Book Value of which differs from its adjusted tax basis at the beginning of such taxable year, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the Federal income tax depreciation, amortization or other cost recovery deduction for such taxable year bears to such beginning adjusted tax basis; provided, that if the adjusted tax basis of any property at the beginning of such taxable year is zero, Depreciation with respect to such property shall be determined with reference to such beginning value using any reasonable method selected by the Managers.

“DLLCA” means the Delaware Limited Liability Company Act and any successor statute, as amended from time to time.

“Disposition,” including the correlative terms “Dispose” or “Disposed,” means any direct or indirect transfer, assignment, sale, gift, inter vivos transfer, pledge, hypothecation, mortgage, or other encumbrance or any other disposition (whether voluntary or involuntary or by operation of law) of Units (or any interest (pecuniary or otherwise) therein or right thereto), including derivative or similar transactions or arrangements whereby a portion or all of the economic interest in, or risk of loss or opportunity for gain with respect to, Units is transferred or shifted to another Person.

“Drag-Along Transaction” means (a) any consolidation, conversion, merger or other business combination involving the Company in which a majority of the Units are exchanged for or converted into cash, securities of a corporation or other business organization or other property, (b) a sale or disposition of all or substantially all of the assets of the Company to be followed promptly by a liquidation of the Company or a distribution to the Members of all or substantially all of the net proceeds of such sale or disposition after payment or other satisfaction of liabilities and other obligations of the Company, or (c) the sale by all the Members of all their Units.

“Economic Risk of Loss” has the meaning assigned to that term in Treasury Regulation Section 1.752-2(a).

“Effective Date” is defined in the preamble.

“Election Period” is defined in Section 7.8(a).

“Eligible Purchaser” means any Member holding Series A Units that certifies to the Company’s reasonable satisfaction that such holder is an Accredited Investor.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Equity Issuances” means issuances of (a) Units or other awards of Units pursuant to incentive equity plans approved by the Board, so long the aggregate number of units issued under this clause (a) (including the maximum number of Units which may result from the exercise, conversion or exchange of any such award, whether or not such awards are unvested or otherwise not exercisable at the time of calculation) do not exceed 10% of the issued and outstanding Units as of the date of the grant and (b) Units issued to any Person that is not a Member or an Affiliate thereof as consideration in any acquisition, merger or similar business combination approved in accordance with this Agreement.

“First Notice” is defined in Section 7.8(a).

“GAAP” means U.S. generally accepted accounting principles.

EXHIBIT A-4

“Initial Member” is defined in Section 3.4.

“Law” means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a domestic, foreign or international governmental authority or any political subdivision thereof and shall include, for the avoidance of doubt, the DLLCA.

“Liquidation Event” is defined in Section 12.1(a).

“Manager” is defined in Section 8.1.

“Member” means any Person (but not any Affiliate or entity in which such Person has an equity interest) executing this Agreement as of the date of this Agreement as a member or hereafter admitted to the Company as a member as provided in this Agreement, but such term does not include any Person who has ceased to be a member in the Company.

“Member Nonrecourse Debt” has the meaning assigned to the term “partner nonrecourse debt” in Treasury Regulation Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” has the meaning assigned to the term “partner nonrecourse debt minimum gain” in Treasury Regulation Section 1.704-2(i)(2).

“Member Nonrecourse Deductions” has the meaning assigned to the term “partner nonrecourse deductions” in Treasury Regulation Section 1.704-2(i)(1).

“Membership Interest” means the interest of a Member in the Company, including rights to distributions (liquidating or otherwise), allocations, notices and information, and all other rights, benefits and privileges enjoyed by that Member (under the DLLCA, the Certificate, this Agreement or otherwise) in its capacity as a Member; and all obligations, duties and liabilities imposed on that Member (under the DLLCA, the Certificate, this Agreement, or otherwise) in its capacity as a Member.

“Minimum Gain” has the meaning assigned to that term in Treasury Regulation Section 1.704 2(d).

“New Equity” is defined in Section 7.7.

“New Rules” is defined in Section 13.5.

“Nonrecourse Deductions” has the meaning assigned that term in Treasury Regulation Section 1.704-2(b).

“Nonrecourse Liability” has the meaning assigned that term in Treasury Regulation Section 1.752-1(a)(2).

“Officer” means any Person designated as an officer of the Company as provided in Section 8.3, but such term does not include any Person who has ceased to be an officer of the Company.

“Over-Allotment Amount” is defined in Section 7.8(a).

EXHIBIT A-5

“Percentage Interest” means the quotient (expressed as a percentage) of the number of Series A Units of such holder divided by the total number of Series A Units outstanding.

“Permitted Transferee” with respect to (a) any non-entity Member shall mean (i) any Relative of such Member, (ii) any trust, corporation, partnership or limited liability company, the sole beneficiary of which is such Member or a Relative of such Member, (iii) by will or by the laws of intestate succession, to such Member’s executors, administrators, or testamentary trustees and (iii) any other Member and (b) any other Member shall mean (i) an Affiliate of such Member, (ii) in the context of a distribution by such Member to its direct or indirect equity owners substantially in proportion to such ownership, the partners, members or stockholders of such Member, or the partners, members or stockholders of such partners, members or stockholders, and (iii) any other Member.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Profits” or “Losses” means, for each taxable year, an amount equal to the Company’s taxable income or loss for such taxable year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

(a)                                 Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss;

(b)                                 Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss;

(c)                                  In the event the Book Value of any asset is adjusted pursuant to clause (b) or clause (c) of the definition of Book Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Book Value of the asset) or an item of loss (if the adjustment decreases the Book Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

(d)                                 Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value;

(e)                                  In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such taxable year;

EXHIBIT A-6

(f)                                   To the extent an adjustment to the adjusted tax basis of any asset pursuant to Code Section 734(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Account balances as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

(g)                                  Any items that are allocated pursuant to Section 6.2(b) through (d) shall be determined by applying rules analogous to those set forth in clauses (a) through (f) hereof but shall not be taken into account in computing Profits and Losses.

“Proportionate Fraction” means, with respect to the Tag Offeror or the Tag Offeree desiring to Dispose of Series A Units pursuant to Section 7.5, a fraction, the numerator of which equals the number of issued and outstanding Series A Units that the Tag Offeror or the Tag Offeree desire to Dispose of pursuant to Section 7.5 (as set forth in the applicable notice), and the denominator of which equals the total number of issued and outstanding Series A Units that the Tag Offeree(s) and the Tag Offeror(s) desire to Dispose of pursuant to Section 7.5 (as set forth in the applicable notice).

“Proposed Purchaser” is defined in Section 7.7.

“Pro Rata Share” means, with respect to any Eligible Purchaser, a fraction (expressed as a percentage), the numerator of which equals the number of Series A Units held of record by such Eligible Purchaser and the denominator of which equals the total number of outstanding Series A Units held by all Eligible Purchasers.

“PT Holdco” means PT Holdco, LLC, a Delaware limited liability company.

“PT Holdco Nominee” means PT Holdco or its Affiliates or any officer, director, partner, employee or other agent of PT Holdco or its Affiliates.

“PT Intermediate” is defined in the Recitals.

“PT Holdings” is defined in the Recitals.

“Qualified Public Offering” means any firm commitment underwritten initial public offering by the Company of Membership Interests pursuant to an effective registration statement under the Securities Act (a) for which aggregate cash proceeds to be received by the Company from such offering (without deducting underwriting discounts, expenses and commissions) are at least $35,000,000, and (b) pursuant to which such shares of common stock are authorized and approved for listing on the New York Stock Exchange or admitted to trading and quoted in the Nasdaq Global Market system.

“Regulatory Allocations” is defined in Section 6.2(c).

“Relative” means, with respect to any individual, (a) such individual’s spouse, (b) any direct descendant, parent, grandparent, great grandparent or sibling (in each case whether by blood or adoption), and (c) the spouse of an individual described in clause (b).

“Renounced Business Opportunity” is defined in Section 8.6(b).

EXHIBIT A-7

“Representatives” is defined in Section 10.5(b).

“Requesting Purchaser” is defined in Section 7.8(a).

“Resign, Resigning or Resignation” means the resignation, withdrawal or retirement of a Member from the Company as a Member.

“Safe Harbors” is defined in Section 7.1(c).

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Series A Units” is defined in Section 3.1(a).

“Subsidiary” means (a) any corporation, partnership, limited liability company or other entity a majority of the Capital Stock of which having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time owned, directly or indirectly, with power to vote, by the Company or any direct or indirect Subsidiary of the Company, (b) a partnership in which the Company or any direct or indirect Subsidiary is a general partner or (c) a limited liability company in which the Company or any direct or indirect Subsidiary of the Company is a managing member or sole manager.

“Substituted Member” means any Person who acquires Units from a Member and is admitted to the Company as a Member pursuant to the provisions of Section 7.6.

“Tax Distribution Date” is defined in Section 6.1(b).

“Tax Matters Member” has the meaning assigned to the term “tax matters partner” in Code Section 6231(a)(7) and the meaning set forth in Section 11.4(a).

“Third Party” with respect to any Member means any Person, including any other Member, that is not a Permitted Transferee with respect to such first Member or the original holder of the related interest.

“Third Party Tag Offer” is defined in Section 7.5(a).

“Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code.

“Unit Purchase Agreement” is defined in Section 3.2.

“Units” shall mean, collectively, any units comprising or representing the Membership Interests of the Company, including the Series A Units.

EXHIBIT A-8

EXHIBIT B

CERTIFICATE OF FORMATION

See Attached

EXHIBIT B-1

EXHIBIT C

SPOUSAL AGREEMENT

The spouse of the Member executing the foregoing Amended and Restated Limited Liability Company Agreement of Presentation Technologies, LLC (or the counterpart signature page above) is aware of, understands and consents to the provisions of the foregoing Agreement and its binding effect upon any community property interest or marital settlement awards he or she may now or hereafter own or receive, and agrees that the termination of his or her marital relationship with such Member for any reason shall not have the effect of removing any Units subject to the foregoing Agreement from the coverage thereof and that his or her awareness, understanding, consent and agreement is evidenced by his or her signature below.

[Spouse’s Name]

EXHIBIT C-1

EXHIBIT D

ADDENDUM AGREEMENT

This Addendum Agreement is made this     day of               , 20   , by and between                        (the “Transferee”) and Presentation Technologies, LLC, a Delaware limited liability company (the “Company”), pursuant to the terms of the  Amended and Restated Limited Liability Company Agreement of the Company dated as of [      ], 2017, including all exhibits and schedules thereto (the “Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WITNESSETH:

WHEREAS, the Company and the Members entered into the Agreement to impose certain restrictions and obligations upon themselves, and to provide certain rights, with respect to the Company and its Units; and

WHEREAS, the Company and the Members have required in the Agreement that all Persons to whom Units of the Company are transferred and all other Persons acquiring Units must enter into an Addendum Agreement binding the Transferee and the Transferee’s spouse to the Agreement to the same extent as if they were original parties thereto and imposing the same restrictions and obligations on the Transferee, the Transferee’s spouse and the Units to be acquired by the Transferee as are imposed upon the Members under the Agreement;

NOW, THEREFORE, in consideration of the mutual promises of the parties and as a condition of the purchase or receipt by the Transferee of the Units, the Transferee acknowledges and agrees as follows:

1.                                      The Transferee has received and read the Agreement and acknowledges that the Transferee is acquiring Units subject to the terms and conditions of the Agreement.

2.                                      The Transferee agrees that the Units acquired or to be acquired by the Transferee are bound by and subject to all of the terms and conditions of the Agreement, and hereby joins in, and agrees to be bound by, and shall have the benefit of, all of the terms and conditions of the Agreement to the same extent as if the Transferee were an original party to the Agreement, including making the representations therein as of the date hereof; provided, however, that the Transferee’s joinder in the Agreement shall not constitute admission of the Transferee  as a Member unless and until the Transferee is duly admitted in accordance with the terms of the Agreement.  This Addendum Agreement shall be attached to and become a part of the Agreement.

3.                                      Any notice required as permitted by the Agreement shall be given to Transferee at the address listed beneath the Transferee’s signature below.

4.                                      The Transferee is acquiring Series A Units.

5.                                      The spouse of the Transferee is aware of, understands and consents to the provisions of the Agreement and its binding effect upon any community property interest or marital settlement awards he or she may now or hereafter own or receive, and agrees that the termination of his or her marital relationship with such Member for any reason shall not have the effect of removing any including Units

EXHIBIT D-1

subject to the Agreement from the coverage thereof and that his or her awareness, understanding, consent and agreement is evidenced by his or her signature below.

Transferee	Transferee’s Spouse

Address:

AGREED TO on behalf of the Members of the Company pursuant to Section 7.6 of the Agreement.

Presentation Technologies, LLC

By:
Name:
Title:

EXHIBIT D-2

SCHEDULE I

SERIES A UNITHOLDERS

	Capital Account as
	of the Effective		Series A	Percentage
Member /Address	Date		Units	Interest

Member:

PT Holdco, LLC	$	[15,925,000]	850,000	85.0%
c/o AHA Service Management, LLC
14185 Dallas Parkway, Suite 1100
Dallas, TX 75254
Attn: David Brooks, General Counsel
Email: dbrooks@ashfordinc.com

PT Intermediate, LLC	$	[2,810,294]	150,000	15.0%
c/o J&S Audio Visual
9150 N. Royal Lane, Suite 150
Irving, Texas 75063
Email: Monroej@jsav.com
Attn: Monroe Jost

With a copy to (which shall not constitute notice)
Akin Gump Strauss Hauer & Feld LLP
1700 Pacific Avenue, Suite 4100
Dallas, Texas 75201
Attn: J. Kenneth Menges Jr., P.C.
Email: kmenges@akingump.com

	$	[18,735,294]	1,000,000	100.00%
TOTAL:

1

SCHEDULE II

Initial Board of Managers

PT Holdco Managers:

Ashford, Inc.

AHA Service Management, LLC

PT Intermediate Manager:

Monroe Jost

2